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                          AGREEMENT AND PLAN OF MERGER



                                 BY AND BETWEEN



                      PARTNERS TRUST FINANCIAL GROUP, INC.
                             (a federal corporation)

                                    SBU BANK
                      (a federally chartered savings bank)

                         WICKED ACQUISITION CORPORATION
                            (a Delaware corporation)

                               PARTNERS TRUST, MHC
                 (a federally chartered mutual holding company)

                                       AND

                                BSB BANCORP, INC.
                            (a Delaware corporation)







                                   DATED AS OF

                                DECEMBER 23, 2003
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                                Table of Contents



AGREEMENT AND PLAN OF MERGER...................................................1


ARTICLE I         THE MERGER...................................................2
   1.1      The Merger.........................................................2
   1.2      Closing............................................................2
   1.3      Effective Time.....................................................2
   1.4      Effects of the Merger..............................................2
   1.5      Certificate of Incorporation and By-laws of the Surviving
            Corporation........................................................2
   1.6      Directors and Officers.............................................2
   1.7      Possible Alternative Structures....................................3
   1.8      The Conversion.....................................................3

ARTICLE II           EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                     CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES........3
   2.1      Effect on Capital Stock............................................3
   2.2      Proration..........................................................4
   2.3      Company Stock Options..............................................5
   2.4      Election and Exchange Procedures...................................6
   2.5      Certain Adjustments................................................9
   2.6      Shares of Dissenting Stockholders.................................10

ARTICLE III          REPRESENTATIONS AND WARRANTIES...........................10
   3.1      Representations and Warranties of Company.........................10
   3.2      Representations and Warranties of Parent..........................32

ARTICLE IV           COVENANTS RELATING TO CONDUCT OF BUSINESS................43
   4.1      Conduct of Business by Company....................................43
   4.2      Advice of Changes.................................................48
   4.3      No Solicitation by Company........................................48
   4.4      Transition........................................................49
   4.5      No Fundamental Changes in the Conduct of Business by Parent.......50

ARTICLE V            ADDITIONAL AGREEMENTS....................................50
   5.1      Preparation of the Form S-4, Proxy Statement; Stockholders
            Meeting...........................................................50
   5.2      Access to Information; Confidentiality............................52
   5.3      Reasonable Best Efforts...........................................53
   5.4      Rule 16B-3 Actions................................................54
   5.5      Indemnification, Exculpation and Insurance........................54
   5.6      Fees and Expenses.................................................55
   5.7      Public Announcements..............................................55
   5.8      Affiliates........................................................55
   5.9      Stock Exchange Listing............................................55
   5.10     Stockholder Litigation............................................55
   5.11     Standstill Agreements; Confidentiality Agreements.................56
   5.12     Employee Benefits.................................................56
   5.13     Tax Matters.......................................................57
   5.14     Board of Directors................................................57
   5.15     Subsequent Financial Statements...................................57
   5.16     Other Agreements; MHC Conversion from Mutual to Stock Form........57

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   5.17     Accountant's Comfort Letter.......................................59

ARTICLE VI           CONDITIONS PRECEDENT.....................................59
   6.1      Conditions to Each Party's Obligation to Effect the Merger........59
   6.2      Conditions to Obligations of the Parent Parties...................59
   6.3      Conditions to Obligations of Company..............................60

ARTICLE VII          TERMINATION, AMENDMENT AND WAIVER........................61
   7.1      Termination.......................................................61
   7.2      Effect of Termination.............................................62
   7.3      Amendment.........................................................63
   7.4      Extension; Waiver.................................................63

ARTICLE VIII         GENERAL PROVISIONS.......................................63
   8.1      Nonsurvival of Representations and Warranties.....................63
   8.2      Notices...........................................................63
   8.3      Definitions.......................................................64
   8.4      Interpretation....................................................66
   8.5      Counterparts......................................................68
   8.6      Entire Agreement; No Third Party Beneficiaries....................67
   8.7      Governing Law.....................................................67
   8.8      Assignment........................................................67
   8.9      Consent to Jurisdiction...........................................67
   8.10     Headings..........................................................67
   8.11     Severability......................................................67
   8.12     Enforcement.......................................................67


Exhibit A:        Plan of Conversion
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Exhibit B:        Form of Affiliate Agreements
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                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of December 23, 2003 (this "AGREEMENT"), is entered into by and among Partners Trust Financial Group, Inc., a federal corporation ("PARENT"), SBU Bank, a federally chartered savings bank and majority owned subsidiary of Parent ("SBU BANK"), Wicked Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of SBU Bank ("NEWCO"), Partners Trust, MHC, a federally-chartered mutual holding company ("MHC"), and BSB Bancorp, Inc., a Delaware corporation ("COMPANY").

         WHEREAS, each of Parent, SBU Bank, Newco, MHC and Company desire to consummate the business combination transaction as provided for in this Agreement, subject to and following the Conversion (as defined below), in which
(i) Company will merge (the "MERGER") with and into Newco, with Newco being the Surviving Corporation (as defined in Section 1.1), upon the terms and conditions set forth herein, and each issued and outstanding share of common stock, par value $.01 per share, of Company (the "COMPANY COMMON STOCK") will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b) hereof); (ii) immediately following the Merger, BSB Bank & Trust Company, a New York-chartered commercial bank and trust company and wholly-owned subsidiary of Company ("BSB BANK"), will merge with and into SBU Bank, with SBU Bank being the Surviving Bank (as defined in Section 1.1(b));

         WHEREAS, in connection with the Merger, it is intended that MHC will convert from the mutual form of organization to the capital stock form of organization pursuant to certain transactions (the "CONVERSION") as the result of which, inter alia, SBU Bank will become a wholly owned subsidiary of Newco, and that in connection with such Conversion, Newco will conduct a subscription offering of its common stock, and if necessary a community and/or syndicated community offering, and an exchange offering to the existing public stockholders of Parent, all pursuant to a plan of conversion and reorganization, substantially in the Form attached at Exhibit A hereto and subject to regulatory review and amendment in connection with such review as provided therein (the "PLAN OF CONVERSION");

         WHEREAS, the respective Boards of Directors of Parent, SBU Bank, Newco and MHC (collectively, the "PARENT PARTIES") and the Board of Directors of the Company have each approved this Agreement and the Merger in accordance with the provisions of applicable law, including without limitation, the rules and regulations of the Office of Thrift Supervision ("OTS") and the Delaware General Corporation Law, as amended (the "DGCL"), and have each determined that the Merger is advisable and in the best interests of their respective stockholders; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement be, and it hereby is, adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 THE MERGER.

       (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Company shall be merged with and into Newco at the Effective Time (as defined in Section 1.3). Following the Effective Time, Newco shall be the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all of the rights and obligations of Company in accordance with the DGCL. Upon consummation of the Merger, the corporate existence of Company shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation.

       (b) Immediately following the Merger, subject to the terms and conditions of this Agreement and the Bank Merger Agreement (as defined in Section 5.3(c)), and in accordance with applicable law, BSB Bank shall merge with and into SBU Bank, with SBU Bank being the surviving bank (hereinafter sometimes called the "SURVIVING BANK"). Upon consummation of the Bank Combination (as defined in Section 5.3), the separate existence of BSB Bank shall cease and the Surviving Bank shall continue to exist as a federal savings bank.

     1.2 CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), the closing of the Merger (the "CLOSING") will take place on the date of the closing of the Conversion (the "CLOSING DATE"), immediately following the completion of the Conversion, unless another time or date is agreed to by the parties hereto.

     1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger in accordance with the DGCL (the "CERTIFICATE OF MERGER") and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such date and time as the parties shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME") filed by the parties with the Office of the Delaware Secretary of State.

     1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

     1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. The certificate of incorporation and the by-laws of Newco, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.6 DIRECTORS AND OFFICERS.

       (a) From and after the Effective Time, the directors of Newco shall consist of the directors of Newco in office immediately prior to the Effective Time, together with three directors designated by Company (the "COMPANY DESIGNEES"), one of whom shall be William Craine, who will also be appointed to serve as Chairman of Newco's Board of Directors, as provided in Section 5.14, and the remaining two of whom shall be non-management directors of Company as of the date hereof, until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of Newco. Each of the Company Designees shall be nominated and elected to serve in a class of directors of Newco whose terms expire not less than two years from the date of the Effective Time.


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       (b)      From and after the Effective Time, except as provided in
paragraph (a) of this Section 1.6 with respect to the Chairman of the Board of Directors, the officers of Newco shall become the officers of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

     1.7 POSSIBLE ALTERNATIVE STRUCTURES. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Parent or Newco shall be entitled to revise the structure of the Merger, the Bank Combination or the Conversion, provided that (i) there are no adverse federal or state income tax consequences to Company stockholders as a result of the modification; (ii) the consideration to be paid to the holders of Company Common Stock (as defined below) under this Agreement is not thereby changed in kind or value or reduced in amount as a result of such change in structure and, in the case of any revision to the structure of the Conversion, the pro forma capitalization of Newco (or the corporation issuing its capital stock to Company shareholders giving effect to such revision) shall not be materially different than that contemplated by the Plan of Conversion); and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger. Each of the parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

     1.8 THE CONVERSION. Contemporaneous with the adoption of this Agreement, the Board of Directors of MHC is adopting the Plan of Conversion to convert into the capital stock form of organization. Newco is being organized to become the parent of SBU Bank and to offer for sale shares of common stock to the Participants (as defined in the Plan of Conversion) in the Conversion, based on the Independent Valuation (as defined in Section 8.3). The price per share of the shares of common stock, par value $.0001 per share, of Newco (the "NEWCO COMMON STOCK") to be issued in the Conversion is referred to as the "CONVERSION PRICE PER SHARE." The Conversion Price Per Share is expected to be $10.00. The shares of Newco Common Stock to be issued in connection with the Merger may be either shares unsubscribed for in the Conversion subscription or community offerings, or to the extent such shares are unavailable, authorized but unissued shares of Newco Common Stock, which shares shall be issued immediately following completion of the Conversion.

                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

       (a) CANCELLATION OF TREASURY STOCK; CONVERSION OF SHARE OWNED BY SUBSIDIARIES. Each share of Company capital stock (including the Company Common Stock) that is owned by Company (other than shares held in a fiduciary or agency capacity or in satisfaction of debts previously contracted) or by Newco shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock that is owned by any Subsidiary (as defined in Section 8.3) of Company or Newco shall be converted into a number of shares of Newco Common Stock equal to the Exchange Ratio (as defined in Section 2.1(b)(ii)).

       (b) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this
Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled and retired or converted pursuant to Section 2.1(a), and other than Dissenting Shares (as defined in Section 2.6)) shall be converted, at the election of the


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holder thereof, in accordance with the procedures set forth in Section 2.4 and subject to Sections 2.2 and 2.5, into the right to receive the following, without interest:

          (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 2.4 (a "CASH ELECTION" and collectively, the "CASH ELECTION SHARES"), the right to receive in cash from Newco, without interest, the amount of $36.00 (the "CASH CONSIDERATION");

          (ii) for each share of Company Common Stock with respect to which an election to receive Newco Common Stock has been effectively made and not revoked or lost, pursuant to Section 2.4 (a "STOCK ELECTION" and collectively, the "STOCK ELECTION SHARES"), the right to receive from Newco 3.6 shares, or if the Conversion Price Per Share is not $10.00 then such other number of shares as is equal to 36 divided by the Conversion Price Per Share (the "EXCHANGE RATIO"), of Newco Common Stock (the "STOCK CONSIDERATION"); and

          (iii) for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked, pursuant to Section 2.4 (collectively, "NON-ELECTION SHARES"), the right to receive from Newco such Stock Consideration or Cash Consideration, as determined in accordance with Section 2.2(b). The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "MERGER CONSIDERATION".

For purposes of this Agreement, references to Company Common Stock shall be deemed to include, where appropriate, references to the right to receive shares of Company Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, dated as of May 24, 1999, as amended between Company and American Stock Transfer & Trust Company ("AST") (the "COMPANY RIGHTS AGREEMENT").

     2.2 PRORATION.

       (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be converted into Stock Consideration pursuant to Section 2.1(b) (the "STOCK CONVERSION NUMBER") shall be equal (subject to rounding in the discretion of Newco) to the product obtained by multiplying (x) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time by (y) .60, it being understood that all of the other shares of Company Common Stock shall be converted into Cash Consideration (in each case, excluding shares of Company Common Stock to be canceled as provided in Section 2.1(a) and Dissenting Shares); provided, however, that in the event counsel for Newco reasonably determines that the Merger may not satisfy the continuity of interest requirements applicable to reorganizations under Section 368(a) of the Code, Newco shall reduce the number of shares of Company Common Stock entitled to receive the Cash Consideration and correspondingly increase the number of shares of Company Common Stock entitled to receive the Stock Consideration by the minimum amount necessary to enable the Merger to satisfy such continuity of interest requirements.

       (b) Within five business days after the Effective Time (as defined in Section 1.3), Newco shall cause the Exchange Agent (as defined in Section 2.4) to effect among holders of Company Common Stock the allocation of rights to receive the Cash Consideration and the Stock Consideration as follows:

          (i) If the aggregate number of shares of Company Common Stock with respect to which Stock Elections shall have been made (the "STOCK ELECTION NUMBER") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election

Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

          (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "SHORTFALL NUMBER"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

             (A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

             (B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying
(x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds
(2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

     2.3 COMPANY STOCK OPTIONS. (a) As of the Effective Time, each Company Stock Option (as defined in Section 3.1(c)) representing a right to receive Company Common Stock upon exercise of such Company Stock Option outstanding at the Effective Time, whether or not exercisable or vested, shall be canceled and converted into the right to receive from Newco replacement stock options in accordance with this Section 2.3: At the Effective Time, each Company Stock Option which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Newco Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of Company's 1996 Long Term Incentive and Capital Accumulation Plan, as amended, or the Directors' Stock Option Plan, as applicable, and the stock option agreements granted thereunder (the "COMPANY OPTION PLANS"));

       (i) The number of shares of Newco Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of Company Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of Newco Common Stock resulting from such multiplication shall be rounded to the nearest share; and

       (ii) The exercise price per share of Newco Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of Company Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Company or BSB Bank in the Company Stock Plan (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Newco or SBU Bank. Nothing herein shall be construed as preventing option or warrant holders from exercising the same prior to the Effective Time in accordance with the terms thereof.

       (b) Prior to the Effective Time, Company shall take any and all actions necessary to effectuate this Section 2.3. Parent, Newco or the Surviving Corporation, as the case may be, shall take, or shall cause to be taken, the necessary action to reserve and continue to reserve adequate shares of Newco Common Stock for delivery upon exercise of any converted options. As soon as reasonably practicable after the Effective Time, Parent, Newco or the Surviving Corporation, as the case may be, shall file, or shall cause to be filed, a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Newco Common Stock subject to converted options and shall use its reasonable best efforts to maintain, or shall use its reasonable best efforts to cause to be maintained, the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted options remain outstanding.

     2.4 ELECTION AND EXCHANGE PROCEDURES. Each holder of record of shares of Company Common Stock (other than Dissenting Shares) ("HOLDER") shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

       (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.4 (herein called an "ELECTION") (x) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election, in which case such Holder shall be deemed to have made a Stock Election with respect to such shares and a Cash Election with respect to the balance, or (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election, in which case such Holder shall be deemed to have made a Cash Election with respect to such shares and a Stock Election with respect to the balance.

       (b) Newco shall prepare an election form reasonably acceptable to Company (the "FORM OF ELECTION") which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificate(s) (as defined below) theretofore representing Company Common Stock shall pass, only upon proper delivery of such certificates to such bank or trust company designated by Newco and reasonably satisfactory to Company (the "EXCHANGE AGENT"). The Election Form shall be mailed to Company's stockholders entitled to vote at the meeting of the stockholders of Company at which the stockholders of Company consider and vote on this Agreement (the "COMPANY STOCKHOLDERS MEETING") so as to permit Company's stockholders to exercise their right to make an Election prior to the Election Deadline (as defined in Section 2.4(d)).

       (c) Newco shall mail the Form of Election on or about the time that the Proxy Statement (as defined herein) is mailed to the stockholders of Company, to such stockholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than 20 business days prior to the Election Deadline.

       (d) Any Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Company Common Stock (the "COMPANY STOCK CERTIFICATES") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Stock Certificates covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Newco, in its sole discretion. As used herein, "ELECTION DEADLINE" means 5:00 p.m. on the date that, as reasonably determined by Newco, is as close as possible to the fifth business day prior to date on which the Effective Time occurs. Company and Newco shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than 10 business days before, and at least five business days prior to, the Election Deadline.

       (e) Any Company stockholder may, at any time prior to the Election Deadline, change or revoke his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. If Newco shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

       (f) Any Company stockholder may, at any time prior to the Election Deadline, revoke his, her or its Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Company Stock Certificate or of the guarantee of delivery of such certificates previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Newco or Company, upon exercise by Newco or Company of its respective or their mutual rights to terminate this Agreement to the extent provided under
Article VII, that this Agreement has been terminated in accordance with Article VII.

       (g) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes (as defined in Section 3.1(j)(xvii)) required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. The Exchange Agent (or, subsequent to the twelve-month anniversary of the Effective Time, Newco) shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of Newco Common Stock) otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent or Newco, as the case may be, is required to deduct and withhold under the Code or any provision of state, local or foreign Tax law with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Newco, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Newco, as the case may be.

       (h) After the Effective Time there shall be no further registration or transfers of shares of Company Common Stock. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger

Consideration in accordance with the procedures set forth in this Article II.

     (i) At any time following the twelve-month anniversary of the Effective Time, Newco shall be entitled to require the Exchange Agent to deliver to Newco any remaining portion of the Merger Consideration not distributed to Holders of shares of Company Common Stock that was deposited with the Exchange Agent at the Effective Time (the "EXCHANGE FUND") (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by Newco), and Holders shall be entitled to look only to Newco (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Newco Common Stock and any dividends or other distributions with respect to Newco Common Stock payable upon due surrender of their Company Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither Newco nor the Exchange Agent shall be liable to any Holder of a Company Stock Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       (j) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Newco or the Exchange Agent, the posting by such Person of a bond in such sum as Newco may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Company Stock Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

       (k) No dividends or other distributions with respect to Newco Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Newco Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (l) below, and all such dividends, other distributions and cash in lieu of fractional shares of Newco Common Stock shall be paid by Newco to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with subsection (l) below. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Company Stock Certificate there shall be paid to the holder of a certificate for Newco Common Stock (a "NEWCO STOCK CERTIFICATE") representing whole shares of Newco Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Newco Common Stock and the amount of any cash payable in lieu of a fractional share of Newco Common Stock to which such holder is entitled pursuant to subsection (l), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Newco Common Stock. Newco shall make available to the Exchange Agent cash for these purposes, if necessary.

       (l) No Newco Stock Certificates representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Company Stock Certificates; no dividend or distribution by Newco shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Newco. In lieu of any such fractional shares, each Holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange Agent an amount in cash determined by multiplying the price for which the Newco Common Stock is sold in the Exchange Offering by the fraction of a share of Newco Common Stock which such Holder would otherwise be entitled to receive pursuant to Section 2.1(b)(ii) above. No interest will be paid on the cash that the Holders of such fractional shares shall be entitled to receive upon such delivery.

       (m) Newco, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any stockholder of Company with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.4, (C) the issuance and delivery of Newco Stock Certificates into which shares of Company Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Newco Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Newco Common Stock.

       (n) Prior to the Effective Time, Newco will deposit with the Exchange Agent certificates representing shares of Newco Common Stock sufficient to pay in a timely manner, and Newco shall instruct the Exchange Agent to timely pay, the aggregate Stock Consideration. In addition, prior to the Effective Time, Newco shall deposit with the Exchange Agent sufficient cash to permit prompt payment of the Cash Consideration and cash in lieu of fractional shares of Newco Common Stock, and Newco shall instruct the Exchange Agent to timely pay the Cash Consideration and cash in lieu of fractional shares of Newco Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Newco Common Stock.

       (o) As soon as reasonably practicable, and in any case within 10 business days, after the Effective Time, Newco shall cause the Exchange Agent to mail to each Holder of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 and any cash in lieu of fractional shares of Newco Common Stock to be issued or paid in consideration therefor who did not complete an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Stock Certificate(s) shall pass, only upon delivery of Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates)) (the "LETTER OF TRANSMITTAl") to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be determined by Newco and (ii) instructions for use in surrendering Company Stock Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Newco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.4(k) and any dividends or distributions to which such holder is entitled pursuant to
Section 2.4(j).

       (p) Upon surrender to the Exchange Agent of its Company Stock Certificate(s), accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a Holder of Company Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by the Holder, subject to Sections 2.1 and 2.2) in respect of the shares of Company Common Stock represented by the Holder's Company Stock Certificate. Until so surrendered, each such Company Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of Newco Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.4(l) and any dividends or distributions to which such holder is entitled pursuant to
Section 2.4(k).

     2.5 CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Effective Time the outstanding shares of Newco Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur (any such event, a "NEWCO ADJUSTMENT EVENT"), the Exchange Ratio shall be proportionately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such Newco Adjustment Event.

     2.6 SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised appraisal rights under the DGCL (the "DISSENTING SHARES ") shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, the right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right after the Election Deadline, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Stock Election Consideration or the Cash Election Consideration, or a combination thereof, as determined by Newco, in its sole discretion. Company shall give Newco (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock received by Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. Company shall not, without the prior written consent of Newco, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as set forth on the Disclosure Schedule delivered by Company to the Parent Parties prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, Company represents and warrants to the Parent Parties as follows:

       (a) Organization, Standing and Corporate Power.

          (i) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the BHC Act (as defined in Section 3.1d)), and has the requisite corporate power and authority to carry on its business as now being conducted. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as defined in Section 8.3) on Company. The Certificate of Incorporation and Bylaws of Company set forth as exhibits to the Company Filed SEC Documents (as defined in Section 3.1(g)) are true and complete copies of such documents as of the date hereof.

          (ii) BSB Bank is duly registered as a New York-chartered commercial bank and trust company duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. BSB Bank is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on BSB Bank. Section 3.1(a) of the Company Disclosure Schedule contains a true and complete copy of the Certificate of Organization and Bylaws of BSB Bank, as currently in effect.

          (iii) Each Subsidiary (as defined in Section 8.3) of Company is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on such Subsidiary.

          (iv) Company has delivered or made available to Newco prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and by-laws or other organizational documents, as amended to date, of Company and all Subsidiaries of Company.

          (v) Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the minute books of Company, BSB Bank, and each other
Subsidiary of Company (collectively, the "COMPANY PARTIES"), in all material respects contain accurate records of all meetings and accurately reflect all other material actions taken by the stockholders of the Company Parties, the Boards of Directors of the Company Parties and all standing committees of the Boards of Directors of the Company Parties.

       (b) SUBSIDIARIES. Section 3.1(b) of the Company Disclosure Schedule lists all the Subsidiaries of Company, whether consolidated or unconsolidated, and sets forth the issued and outstanding securities of each of such Subsidiaries and its jurisdiction of incorporation. Except as set forth in
Section 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of, or other equity interests in, each such Subsidiary: (i) have been validly issued and are fully paid and nonassessable; (ii) and except for the preferred interests in BSB Capital Trust, L.L.C., BSB Capital Trust II, L.L.C. and BSB Capital Trust III, L.L.C. (the "TRUST PREFERRED SUBSIDIARIES"), are owned directly or indirectly by Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed generally on similar entities under applicable law (collectively, "LIENS") and other than Company Permitted Liens (as defined in this Section 3.1(b)); and (iii) other than Company Permitted Liens, are free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as currently conducted. Neither Company nor any of its Subsidiaries has any employees located in workplaces, or any branches, offices or other facilities located outside of the United States. Other than the Subsidiaries of Company, Company does not own or control, directly or indirectly, a five percent or greater equity interest in any corporation, company, association, partnership, joint venture or other entity. For purposes of this Section 3.1(b) (except as indicated) and elsewhere through this Agreement: (i) "COMPANY PERMITTED LIENS" shall mean (A) Liens described in
Section 3.1(b) of the Company Disclosure Schedule; (B) restrictions on transferability pursuant to federal and state securities laws; and (C) Liens for Taxes not yet due. Deposit accounts in BSB Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith as of the date hereof have been paid by BSB Bank.

       (c) CAPITAL STRUCTURE. The authorized capital stock of Company consists of 30,000,000 shares of Company Common Stock and 2,500,000 shares of preferred stock, par value $0.01 per share, of Company ("COMPANY PREFERRED STOCk"). As of December 1, 2003: (i) 9,206,774 shares of Company Common Stock were issued and outstanding; (ii) 2,539,538 shares of Company Common Stock were held by Company in its treasury and no shares of Company Common Stock were held by Subsidiaries of Company; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) no shares of Company Preferred Stock were held by Company in its treasury or were held by any Subsidiary of Company; and (v) 2,117,367 shares of Company Common Stock were reserved for issuance pursuant to all plans, including the Company Option Plans, agreements or arrangements providing for equity-based compensation to any director, Employee (as defined in Section 3.1(f)), consultant or independent contractor of Company or any of its Subsidiaries (collectively, the "COMPANY STOCK PLANS"), of which 1,119,865 shares are subject to outstanding stock options to acquire Company Common Stock. All outstanding shares of capital stock of Company are, and all shares thereof which may be issued prior to the Closing will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Company has delivered to Newco a true and complete list, as of the close of business on December 1, 2003, of all outstanding stock options to purchase or receive Company Common Stock and all other rights to purchase or receive Company Common Stock granted under Company Stock Plans (collectively, the "COMPANY STOCK OPTIONS"), the number of shares subject to each such Company Stock Option, the grant dates, the vesting schedule and the exercise prices (to the extent applicable) of each such Company Stock Option and the names of the holders thereof. Company has not awarded or authorized the award of any Company Stock Options since December 1, 2003. Except as set forth in this Section 3.1(c) and except for the Company Rights Agreement and changes since December 1, 2003 resulting from (i) the issuance of shares of Company Common Stock pursuant to and in accordance with Company Stock Options outstanding prior to December 1, 2003 and (ii) as expressly contemplated hereby (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of Company, (B) any securities of Company or any Subsidiary of Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of Company, or (C) any warrants, calls, options or other rights to acquire from Company or any Subsidiary of Company, or any obligation of Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of Company, and (y) there are no outstanding obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities, other than pursuant to any "cashless exercise" provision of any Company Stock Options. Except as set forth in Section 3.1(c) of the Company Disclosure Schedule (which schedule shall include the Company Rights Agreement and the Company Stock Plans), there are no outstanding (A) securities of Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Subsidiary of Company, (B) warrants, calls, options or other rights to acquire from Company or any of its Subsidiaries, or any obligation of Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any Subsidiary of Company or (C) obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities of Subsidiaries of Company or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except for the Company Rights Agreement and the Company Stock Plans, neither Company nor any of its Subsidiaries is a party (and, to the knowledge of Company as of the date hereof, no other Person having beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of five percent or more of the outstanding Company Common Stock (a "MAJOR COMPANY STOCKHOLDER") is a party) to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the securities of Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which Company or any of its Subsidiaries is a party or, to the knowledge of Company as of the date hereof, any Major Company Stockholder is a party with respect to the voting of the capital stock of Company or any of its Subsidiaries.

   (d) Authority; Noncontravention. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to Company Stockholder Approval. This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the Parent Parties, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (including the Bank Combination) and compliance with the provisions of this Agreement will not, conflict with, or result in any violation, forfeiture or termination of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of forfeiture, termination, cancellation or acceleration (with or without notice or lapse of time, or both) of any material obligation or loss of a material benefit, under, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of Company, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its Subsidiaries, (iii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease, vendor agreement, software agreement or other agreement, instrument, Intellectual Property (as defined in Section 3.1(n)) right, permit, concession, franchise, license or similar authorization applicable to Company or any of its Subsidiaries or their respective properties or assets that is material to the operations of Company and its Subsidiaries, taken as a whole, or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation ("LAWS") applicable to Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) and (iv) only, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate (x) reasonably be expected to result in a Material Adverse Effect on Company or (y) reasonably be expected to materially impair or materially delay the ability of Company to perform its obligations under this Agreement. Provided that the Company makes no representation or warranty with respect to filings or other actions to be taken or required to be taken by any of the Parent Parties in respect of consents or approvals required in connection with the transactions contemplated hereby, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any Governmental Entity (as defined in Section 8.3) is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation by Company and BSB Bank of the transactions contemplated hereby, except for (1) the filing by Company with the United States Securities and Exchange Commission (the "SEC") of (A) the proxy statement and other proxy solicitation materials of Company constituting a part thereof (the "PROXY STATEMENT") to be included in a registration statement on Form S-4 to be prepared and filed by Newco in connection with the issuance of Newco Common Stock in the Merger (as it may be amended from time to time, the "FORM S-4"), and the declaration of effectiveness of the Form S-4 by the SEC, and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (2) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Company and its Subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (3) the approval of the

Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE")under the Bank Holding Company Act of 1956, as amended (the "BHC ACT") in connection with the merger of the Company and Newco, or the waiver thereof; (4)the approval or non-objection of the OTS under the Home Owners' Loan Act (the "HOLA") in connection with the merger of Company and Newco and the approval of the OTS under the Bank Merger Act (the "BMA") in connection with the merger of SBU Bank and BSB Bank; and (5) the approval of the Superintendent of Banking and the Banking Board of the State of New York (collectively, the "NYSBD") under the
New York Banking Law (the "NYBL") in connection with the acquisition of the voting stock of BSB Bank as a result of the merger of the Company and Newco and the merger of SBU Bank and BSB Bank (the matters described in the foregoing clauses (3) through (5), inclusive, being sometimes referred to herein collectively as the "BANK REGULATORY APPROVALS").

      (e) Company Documents; Undisclosed Liabilities.

        (i) Since January 1, 2001, Company has filed all required reports with the SEC and all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective filing dates, (i) except as set forth in Section 3.1(e) of the Company Disclosure Schedule, Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and (ii) no Company SEC Document, as of its date, except as amended or supplemented by a subsequent Company Filed SEC Document (as defined in Section 3.1(g)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Company SEC Document filed subsequent to the date hereof will contain, as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that, with respect to the Proxy Statement or any other filing made on or after the date hereof in connection with the transactions contemplated hereby, the Company makes no representation or warranty with respect to information regarding or supplied for inclusion in such filing by any Parent Party).

         (ii) The financial statements of Company and its consolidated Subsidiaries included in Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with accepted accounting principles generally accepted in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to the absence of footnotes and to recurring year-end audit adjustments normal in nature and amount).

         (iii) Except (A) as reflected in Company's unaudited balance sheet as of November 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2002 or in connection with this Agreement or the transactions contemplated hereby, Company and its Subsidiaries, taken as a whole, do not have any material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise.

         (iv) The Company's and its Subsidiaries' books and records fairly reflect in all material respects the transactions to which each of Company and its Subsidiaries are a party or by which its or its Subsidiaries properties or assets are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements.

      (f) Certain Contracts. Except as set forth in the Section 3.1(f) of the Company Disclosure Schedule, as of the date of this Agreement, neither Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness (as defined in this Section 3.1(f)) by Company or any of its Subsidiaries in an amount in excess in the aggregate of $1,000,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, "INSTRUMENTS OF INDEBTEDNESS"), except in connection with the outstanding trust preferred securities of the Trust Preferred Subsidiaries and related junior subordinated debentures, advances and lines of credit advances from the Federal Home Loan Bank and securities sold under repurchase agreements, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), other than this Agreement and the documents set forth as exhibits to the Company Filed SEC Documents, (iii) any non-competition or exclusive dealing agreement, or any other agreement or obligation which purports to limit or restrict in any respect
(A) the ability of Company or any of its Subsidiaries to solicit customers or
(B) the manner in which, or the localities in which, all or any portion of the business of Company and its Subsidiaries or, following consummation of the transactions contemplated by this Agreement, Parent and its Subsidiaries, is or would be conducted, (iv) any agreement providing for the indemnification by Company or a Subsidiary of Company of any Person other than Company's engagement letter with KBW (as defined in Section 3.1(s)), customary indemnification provisions in underwriting agreements relating to the offering of securities of Company and the Trust Preferred Subsidiaries and customary agreements relating to the indemnity of directors, officers and employees of Company or its Subsidiaries, (v) any joint venture or partnership agreement, (vi) any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Company or any of its Subsidiaries to own or operate any business or own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business, (vii) any contract or agreement providing for any material (individually or in the aggregate) payments that are conditioned, in whole or in part, on a change of control of Company or any of its Subsidiaries, (viii) any collective bargaining agreement, (ix) except as disclosed in the Company SEC Documents, any employment agreement with, or any agreement or arrangement that contains any severance pay or post-employment liabilities or obligations (other than as required by law) to, any employee or former employee of Company or any of its Subsidiaries (any such Person, hereinafter, an "EMPLOYEE"), (x) any agreement regarding any agent bank or other similar relationships with respect to lines of business, (xi) any material agreement that contains a "most favored nation" clause or other term providing preferential pricing or treatment to a third party, (xii) any agreement material to Company pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property, whether Company is the licensee or licensor thereunder, (xiii) any material agreements pursuant to which Company or any of its Subsidiaries leases any real property, (xiv) any contract or agreement material to Company providing for the outsourcing or provision of servicing of customers, technology or product offerings of Company or its Subsidiaries, or (xv) any contract or other agreement not made in the ordinary course of business consistent with past practice which (A) is material to Company or (B) which would reasonably be expected to materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement. Each agreement, contract and obligation of the type described in clauses (i) through (xv) above, whether or not set forth in Section 3.1(f) of the Company Disclosure Schedule, is herein referred to as a "COMPANY MATERIAL CONTRACT"). Each Company Material Contract is valid and binding on Company (or, to the extent a Subsidiary of Company is a party, such Subsidiary) and, to the knowledge of Company, any other party thereto, and is in full force and effect. Neither Company nor any of its Subsidiaries is in breach or default under any

Company Material Contract except where any such breach or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. As of the date hereof, neither Company nor any Subsidiary of Company has knowledge of any violation or default under, or any condition which with the passage of time or the giving of notice or both would result in such a violation or default under, any Company Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. Prior to the date hereof, Company has made available to Newco true and complete copies of all Company Material Contracts, except for any Company Material Contracts set forth as Item 10 exhibits to the Company Filed SEC Documents; provided, however, that if any such exhibit has been redacted or is otherwise incomplete, Company has made available true and correct copies of the underlying agreement pertaining to such exhibit. There are no provisions in any Instrument of Indebtedness that provide any restrictions on the repayment of the outstanding Indebtedness thereunder, or that require that any financial payment (other than payment of outstanding principal and accrued interest) be made in the event of the repayment of the outstanding Indebtedness thereunder prior to expiration. For purposes of this Agreement, "INDEBTEDNESS" of a Person shall mean (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes and similar instruments, (iii) all leases of such Person capitalized in accordance with GAAP, and (iv) all obligations of such Person under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions.

      (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.1(g) of the Company Disclosure Schedule, or as disclosed in Company SEC Documents filed and publicly available prior to the date hereof (as amended to the date hereof, "COMPANY FILED SEC DOCUMENTS"), since December 31, 2002, Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course of business consistent with past practice and (1) with respect to subsections (i), (iii), (iv), (vi), (vii), (viii) and (ix) (in the case of subsection (ix), as it pertains to such other subsections) below, since December 31, 2002, and (2) with respect to subsections (ii), (v) and (ix) (in the case of subsection (ix), as it pertains to such other subsections) below, from September 30, 2003 to the date hereof, there has not been:

         (i) any Material Adverse Change in Company,

         (ii) any issuance of Company Stock Options or restricted shares of Company Common Stock, or any other equity-based award, to any directors, officers, Employees or consultants of Company or any of its Subsidiaries,

         (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Company or its Subsidiaries, other than regular quarterly cash dividends not in excess of $0.25 per share on Company Common Stock, and other than dividends paid by any wholly owned Subsidiary of Company to Company or any other wholly owned Subsidiary of Company,

         (iv) any split, combination or reclassification of any of Company's capital stock, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company's capital stock, except for issuances of Company Common Stock pursuant to Company Stock Plans or upon the exercise of Company Stock Options awarded prior to the date hereof in accordance with their present terms,

         (v) (A) any granting by Company or any of its Subsidiaries to any current or former directors, executive officers, Employees or consultants of any increase in compensation, bonus or other benefits, except for (x) increases to Employees who are not current or former directors or officers that were made in the ordinary course of business consistent with past practice, (y) as required from time to time by applicable law affecting wages and (z) as required by the terms of plans or arrangements existing prior to such date and listed in Section 3.1(k) of the Company Disclosure Schedule,
(B) any granting by Company or any of its Subsidiaries to any such current or former directors, executive officers, Employees or consultants of any increase in severance or termination pay, or (C) any entry by Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former directors, Employees, officers or consultants, except as required from time to time by applicable law,

         (vi) other than as described in Company Filed SEC Documents, any change in any material respect in accounting methods, principles or practices by Company affecting its assets, liabilities or business, including any reserving, renewal or residual method, or estimate of practice or policy, other than changes after the date hereof to the extent required by a change in GAAP or regulatory accounting principles,

         (vii) any Tax election or change in or revocation of any Tax election, amendment to any Tax Return (as defined in Section 3.1(j)), closing agreement with respect to Taxes, or settlement or compromise of any Tax liability by Company or its Subsidiaries, except as would be permitted under Section 4.1(ix),

         (viii) any material change in investment policies, or

         (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

      (h) Licenses; Compliance with Applicable Laws.

         (i) Section 3.1(h) of the Company Disclosure Schedule sets forth a true and complete listing of all states in which Company and each of its Subsidiaries are licensed to conduct business. To the Knowledge of Company, each of Company, its Subsidiaries and Employees hold all material permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities (the "Permits") that are required for the operation of the respective businesses of Company and its Subsidiaries as presently conducted. Each of Company and its Subsidiaries is, and for the last five years has been, in compliance in all respects with the terms of such Permits and all such Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of Company, threatened nor, to the knowledge of Company, do grounds exist for any such action, except where non-compliance or such suspension, modification or revocation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

         (ii) Except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, each of Company and its Subsidiaries is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, Permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to Company or its Subsidiaries.

         (iii) Neither Company nor any of its Subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any written (or, to the knowledge of Company, unwritten) order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of (in each case other than orders, directives, supervisory letters and the like of general application), any

Governmental Entity that restricts in any respect the conduct of its business or that in any respect relates to its capital adequacy, its policies, its management or its business (each, a "COMPANY REGULATORY AGREEMENT"), nor has Company or any of its Subsidiaries or Affiliates (as defined in Section 8.3(a)) (A) to Company's knowledge, been advised since January 1, 2001 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (B) have knowledge of any pending or threatened investigation by any Governmental Entity. Neither Company nor any of its Subsidiaries is in breach or default under any Company Regulatory Agreement in any material respect. Prior to the date hereof, Company has made available to Newco true and complete copies of all Company Regulatory Agreements.

         (iv) Except for filings with the SEC, which are the subject of Section 3.1(e), since January 1, 2001, Company and each of its Subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "OTHER COMPANY DOCUMENTS"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of Company or any of its Subsidiaries. Company has delivered or made available to Newco a true and complete copy of each material Other Company Document requested by Newco.

         (v) Neither Company nor any of its Subsidiaries, nor any of their respective directors, officers or Employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Company Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of Company threatened, except where non-disclosure, or such preceding or order, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

         (vi) BSB Bank is "well-capitalized" and "well managed" under applicable regulatory definitions, and its examination rating under the Community Reinvestment Act of 1977 is "satisfactory".

         (vii) Neither Company or any of its Affiliates, nor, to the knowledge of Company, any "affiliated person" (as defined in the Investment Company Act) of Company or any of its Affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act of 1940 to act as, or subject to any disqualification which would form a reasonable basis for any denial, suspension or revocation of the registration of or licenses or for any limitation on the activities of Company or any of its Affiliates as, an investment advisor (or in any other capacity contemplated by said Act) to a registered investment company. Neither Company or any of its Affiliates, nor to the knowledge of Company, any "associated person of a broker or dealer" (as defined in the Exchange Act) of Company or any of its Affiliates, is ineligible pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer or is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

         (viii) The business and operations of Company and of each of Company's Subsidiaries through which Company conducts its finance activities have been conducted in compliance with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other

Federal, state, local and foreign laws regulating lending ("FINANCE LAWS"), and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Subsidiaries, except in each case where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. In addition, there is no pending or, to the knowledge of Company, threatened charge by any Governmental Entity that Company or any of its Subsidiaries has violated any applicable Finance Laws, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

         (ix) Since January 1, 2001, neither Company nor any of its Subsidiaries, nor to the knowledge of Company any other Person acting on behalf of Company or any of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws ("UNLAWFUL GAINS"), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains, except insofar as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect on Company. Company and each of its Subsidiaries that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

         (i) LITIGATION. Except as set forth in Section 3.1(i) of the Company Disclosure Schedule, which contains a true and current (as of the date hereof) list of any pending and, to Company's knowledge, threatened litigation, action, suit, proceeding, investigation or arbitration, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity, in each case with respect to Company or any of its Subsidiaries or any of their respective properties or Permits, is pending or, to the knowledge of Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

      (j) TAXES. For purposes of this Section 3.1(j) any reference to Company or Company's Subsidiaries shall be deemed to include a reference to Company's predecessors or Company's Subsidiaries' predecessors, respectively, except where inconsistent with the language of this Section 3.1(j).

         (i) Each of Company and its Subsidiaries has (A) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by it (giving effect to all extensions), all of which are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes required to be paid by it and (C) made adequate provision in accordance with GAAP in all material respects (or adequate provision in accordance with GAAP in all material respects has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in Company's audited consolidated balance sheet as of December 31, 2002 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in accordance with GAAP in all material respects to cover all Taxes accrued or accruable through the date thereof.

         (ii) There are no material Liens for Taxes upon any property or assets of Company or any of its Subsidiaries, except for Company Permitted Liens.

         (iii) Each of Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the withholding and payment over of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws.

         (iv) There are no Federal, state, local or foreign audits or other administrative proceedings, disputes or court proceedings presently pending with regard to any Taxes or Tax Returns of Company or any of its Subsidiaries, and neither Company nor any of its Subsidiaries has received a written notice of any pending or proposed claims, audits or proceedings with respect to Taxes that are material to Company.

         (v) Neither Company nor any of its Subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

         (vi) Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return which has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns have been given by or on behalf of Company or any of its Subsidiaries.

         (vii) Neither Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes (other than such an agreement exclusively between or among Company and any of its Subsidiaries).

         (viii) Neither Company nor any of its Subsidiaries has been included in any consolidated, unitary or combined Tax Return (other than Tax Returns which include only Company and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality.

         (ix) Neither Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock to which Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) applies and which occurred within five years of the date of this Agreement.

         (x) Neither Company nor any of its Subsidiaries has agreed to make any material adjustment under Section 481 of the Code affecting any taxable year.

         (xi) There have not been, within two years of the date of this Agreement, any (i) redemptions by Company or any of its Subsidiaries, (ii) transfers or dispositions of property by Company or any of its Subsidiaries for which Company or its Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock, in the case of clauses (i) through (iii) above, with respect to their stock other than distributions of cash in the ordinary course of business consistent with past practice.

         (xii) No material claim has been made by any Governmental Entities in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

         (xiii) Company and each of its Subsidiaries has made available to Newco correct and complete copies of (i) all Tax Returns filed within the past three years, (ii) all audit
                                      -20-
reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to the Federal, state, local or foreign Taxes due from or with respect to Company or any of its Subsidiaries and (iii) any closing letters or agreements entered into by Company or any of its Subsidiaries with any Governmental Entities within the past three years with respect to Taxes.

         (xiv) As of the date hereof, neither Company nor any of its Affiliates or Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

         (xv) Neither Company nor any of its Subsidiaries has received any written notice of deficiency or assessment from any Governmental Entity for any material amount of Tax that has not been fully settled or satisfied.

         (xvi) Neither Company nor any of its Subsidiaries has been a party to a "listed transaction" or other "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

         (xvii) For purposes of this Agreement (A) "TAX" or "TAXES" shall mean
(x) any and all taxes, customs, duties, tariffs, imposts, levies or other like governmental charges, including income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, and (B) "TAX RETURN" shall mean any report, return, document, declaration, election or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns and any documents required to accompany payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

      (k) Employee Benefit Plans.

         (i) Section 3.1(k)(i) of the Company Disclosure Schedule includes a complete list of all material Company Plans and all Employment Agreements. As used herein, (A) "COMPANY PLAN" means any material employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of Company or any of its Subsidiaries or any beneficiary or dependent thereof that was or is sponsored or maintained by Company or any of its Subsidiaries or to which Company or any of its Subsidiaries contributed or contributes, or was or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy, (B) "EMPLOYMENT AGREEMENT" means a contract, offer letter or agreement of Company or any of its Subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which Company or any of its Subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

         (ii) With respect to each Plan, Company has delivered or made available to Parent a true, correct and complete copy of each of the following documents:
(A) each Plan, and any amendments thereto (or if the Plan is not a written plan, a description thereof), (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any, (C) the most recent Summary Plan Description (required under ERISA, if any), (D) the most recent annual financial report, if any; (E) the most recent actuarial report, if any, and (F) the most recent determination letter from the IRS, if any. Company has delivered or made available to Parent a true, correct and complete copy of each Employment Agreement. Except as specifically provided in the foregoing documents delivered to Parent or as contemplated by the transactions under the Agreement, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan or Employment Agreement. As used herein, (A) "PLAN" means any Company Plan other than a Multiemployer Plan or a Multiple Employer Plan (as defined in Section 3.1(k)(x)) and (B) "MULTIEMPLOYER Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         (iii) Section 3.1(k)(iii) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("QUALIFIED PLANS"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and to Company's knowledge no circumstances exist that could adversely affect the qualified status of any Qualified Plan or the related trust. No trust funding any Plan is intended to meet the requirements of Code Section 501(c)(9).

         (iv) All contributions required to be made with respect to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company financial statements to the extent required by GAAP. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) is unfunded.

         (v) With respect to each Plan, Company and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Plans, and each Plan has been administered in all material respects in accordance with its terms. There is not now, nor, to the knowledge of Company, do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of Company or any of its Subsidiaries under ERISA or the Code.

         (vi) Except as disclosed in Section 3.1(k)(vi) of the Company Disclosure Schedule, no Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code (a "COMPANY TITLE IV PLAN").

         (vii) With respect to any Company Title IV Plan to which Company or any trade or business, whether or not incorporated, that together with Company is a "single employer" within the meaning of Section 4001(b) of ERISA (a "COMPANY ERISA AFFILIATE") made, or was required to make, contributions on behalf of any current or former employee or director during the five (5) year period ending on the last day of the most recent plan year ended prior to the date hereof, (a) no liability under Title IV or Section 302 of ERISA has been incurred by Company or any

Company ERISA Affiliate that has not been satisfied in full, except where failure to satisfy such liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, and
(b) to the knowledge of Company, no condition exists that presents a risk to Company or any Company ERISA Affiliate of incurring any such liability, other than liability for premiums due to the PBGC (which premiums have been paid when due), except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

         (viii) The PBGC has not, to the knowledge of Company, instituted proceedings to terminate any Company Title IV Plan and, to the knowledge of Company, no condition exists that presents a material risk that such proceedings will be instituted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. No Company Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA of Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

         (ix) There are no pending or, to the knowledge of Company, threatened or anticipated claims by or on behalf of any Plan by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits), except for claims which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Company.

         (x) No Company Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of Company and its Subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full. As used herein, (A) "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA and (B) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan, as those terms are defined in Subtitle D and in Part I of Subtitle E of Title IV of ERISA.

         (xi) There does not now exist, nor, to the knowledge of Company, do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a material liability of Company or any of its Subsidiaries following the Closing. As used herein, "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA, (ii) under
Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code and (v) under corresponding or similar provisions of foreign laws or regulations. Without limiting the generality of the foregoing, neither Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

         (xii) Except as set forth in Section 3.1(k)(xii) of the Company Disclosure Schedule, Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to Company and its Subsidiaries. Company and each of its Subsidiaries has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or life insurance coverage.

         (xiii) Section 3.1(k)(xiii) of the Company Disclosure Schedule sets forth an accurate list of any Plan or Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could reasonably be expected to (either along or in conjunction with any other event) (A) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any Employee, officer or director of Company or any of its Subsidiaries, (B) limit the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Plan or related trust or any Employment Agreement or related trust, or (C) result in any "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by Company or any of its Subsidiaries.

         (xiv) None of Company and its Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could reasonably be expected to subject any of the Plans or their related trusts, Company, any of its Subsidiaries or any person that Company or any of its Subsidiaries has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

         (xv) There are no pending or, to the knowledge of Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of Company or any of its Subsidiaries to the United States Pension Benefit Guaranty Corporation (the "PBGC"), the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan or any other party.

         (xvi) Company, its Subsidiaries and each member of their respective business enterprises have complied in all material respects with the Worker Adjustment and Retraining Notification Act and all similar state, local and foreign laws.

         (xvii) Each individual who renders services to Company or any of its Subsidiaries who is classified by Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Plans) is properly so characterized.

         (xviii) With respect to each Company Plan that is a Multiple Employer Plan, (i) none of Company or any of its Subsidiaries, nor any of their respective ERISA Affiliates, has received any notification, nor has any knowledge, that if Company or any of its Subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, it would incur Withdrawal Liability that would be reasonably likely to have a Material Adverse Effect on Company; and (ii) none of Company and its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any knowledge, that any such Company Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

      (l) Labor Matters. There are no labor or collective bargaining agreements to which Company or any Subsidiary of Company is a party. To the knowledge of the Company, there is no union organizing effort pending or threatened against Company or any Subsidiary of Company. There is no labor strike, labor dispute (other than routine Employee grievances that are not related to union Employees), work slowdown, stoppage or lockout pending or, to the knowledge of the Company, threatened against Company or any Subsidiary of Company. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against Company or any Subsidiary of Company (other than routine Employee grievances that are not related to union Employees) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

      (m) Environmental Liability.

         (i) Each of Company and its Subsidiaries is in material compliance with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling by each of Company and its Subsidiaries of Hazardous Materials;

         (ii) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of Company, threatened (or past or present actions or events that, to the knowledge of the Company, could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Company or any Subsidiary of Company has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor) with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by Company or any Subsidiary of Company, or to the knowledge of Company, relating to any material release or threatened material release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by Company or any Subsidiary of Company;

         (iii) During the period of Company's or any of its Subsidiaries' ownership or operation of any of its properties, there has not been any material release by Company or any of its Subsidiaries of Hazardous Materials in, on, under or affecting any such property;

         (iv) To the knowledge of Company, neither Company nor any Subsidiary of Company has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation or (ii) the material release or threatened material release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

         (v) For purposes of this Agreement, the term "HAZARDOUS MATERIAL" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

 (n) INTELLECTUAL PROPERTY.

         (i) Company or one of its Subsidiaries owns or has the valid right to use all such patents and patent applications, trademarks, service marks, trademark or service mark registrations and applications, trade names, logos, designs, Internet domain names, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in this Section 3.1(n)), hardware, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, licenses, agreements and other proprietary rights material to Company and its Subsidiaries, taken as a whole (collectively, the "INTELLECTUAL PROPERTY"), used in the business of Company as it currently is conducted, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. "SOFTWARE" means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (D) the technology supporting and content contained on any owned or operated Internet site(s) and (E) all documentation, including user manuals and training materials, relating to any of the foregoing.

         (ii) All of the material Intellectual Property owned by Company or one of its Subsidiaries is free and clear of all Liens other than Company Permitted Liens.

         (iii) All registrations pertaining to any Intellectual Property of Company are valid, subsisting, enforceable, in full force and effect and have not been cancelled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, except insofar as non-payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. There is no pending or, to Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations and applications pertaining to the Intellectual Property of Company or, to Company's knowledge, against any other Intellectual Property used by Company or its Subsidiaries, other than any such proceeding which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

         (iv) To Company's knowledge, the conduct of Company's and its Subsidiaries' business as currently conducted or proposed by Company to be conducted does not, in any respect, infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), dilute, misappropriate or otherwise violate any Intellectual Property owned or controlled by any third party, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, and neither Company nor its Subsidiaries have received written notice alleging such infringement, dilution, misappropriation or violation.

         (v) To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any material Intellectual Property owned by or licensed to or by Company or its Subsidiaries, except insofar as would not. individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, and no such claims have been made against a third party by Company or its Subsidiaries.

      (o) INSURANCE MATTERS. Company and its Subsidiaries have all material primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers, liability, health, bonds, earthquake and other forms of insurance providing insurance coverage that is customary in amount and scope for other companies in the industry in which they operate, and each of such policies and other forms of insurance is in full force and effect on the date hereof and shall (or comparable replacements or substitutions therefore shall) be kept in full force and effect by Company through the Effective Time. All such policies, considered collectively with other such policies providing the same type of coverage, are sufficient for compliance with all requirements of law and of all requirements under contracts or leases to which Company is a party, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. All premiums currently payable or previously due and payable with respect to all periods up to and including the Effective Time have been paid to the extent such premiums are due and payable on or prior to the date hereof and, with respect to premiums not due or payable at or prior to the date hereof, all premiums due and payable prior to the Effective Time, will have been paid prior to the Effective Time and no notice of cancellation or termination has been received with respect to any such policy material to Company and its Subsidiaries, taken as a whole.

      (p) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Company in writing specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, at the date it is first mailed to Company's stockholders or at the time of Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by Newco specifically for inclusion or incorporation by reference in the Form S-4.

      (q) TRANSACTIONS WITH AFFILIATES. Other than as disclosed in the Company SEC Documents as of the date hereof there are no outstanding amounts payable to or receivable from, or advances by Company or any of its Subsidiaries to, and neither Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any Affiliated Person (as defined in Section 8.3) of Company other than as part of the normal, customary terms of such person's employment or service as a director or Employee with Company or any of its Subsidiaries; and neither Company nor any Subsidiary of Company is a party to any transaction or agreement with any Affiliated Person of Company.

      (r) VOTING REQUIREMENTS. The affirmative vote at the Company
Stockholders Meeting (the "COMPANY STOCKHOLDER APPROVAL") of a majority of the outstanding shares of Company Common Stock issued and outstanding and entitled to vote at Company Stockholders Meeting to approve and adopt this Agreement is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

      (s) OPINIONS OF FINANCIAL ADVISOR. Company has received the written opinion of Keefe, Bruyette & Woods, Inc. ("KBW") dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the stockholders of Company (the "KBW FAIRNESS OPINION") and KBW has consented to the inclusion of the KBW Fairness Opinion in the Form S-4.

      (t) BROKERS. Except for KBW, whose fees in connection with the transactions contemplated hereby shall not exceed the amounts set forth on
Section 3.1(t) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company or any of its Subsidiaries. Company has delivered to Newco complete and correct copies of such arrangements set forth on Section 3.1(t) of the Company Disclosure Schedule.

      (u) TAKEOVER LAWS. Company and the Board of Directors of Company have taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of (i) any "moratorium," "control share," "fair price," "supermajority," "affiliate transactions," "business combination" or other state antitakeover laws and regulations, including Section 203 of the DGCL, and (ii) the applicable provisions of Company's certificate of incorporation.

      (v) DERIVATIVE TRANSACTIONS.

         (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, all Derivative Transactions entered into by Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of all regulatory authorities, and in accordance with the investment, securities, commodities, risk management and other Policies, Practices and Procedures (as defined in Section 3.1(w)) employed by Company and its Subsidiaries, and were entered into with counter-parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and Company and each of its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         (ii) For purposes of this Agreement, "DERIVATIVE TRANSACTIONS" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

      (w) INVESTMENT SECURITIES AND COMMODITIES.

         (i) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company, each of Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except for Company Permitted Liens and except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of Company or its Subsidiaries. Such securities and commodities are valued on the books of Company in accordance with GAAP in all material respects.

         (ii) Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the "POLICIES, PRACTICES AND PROCEDURES") which Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, Company has made available to Newco the material Policies, Practices and Procedures.

      (x) LOAN PORTFOLIO; SERVICING.

         (i) All loans owned by Company or any Subsidiary of Company, or in which Company or any Subsidiary of Company has an interest, comply in all material respects with all applicable laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and all Finance Laws and other applicable consumer protection statutes and the regulations thereunder.

         (ii) All loans owned by Company or any Subsidiary of Company, or in which Company or any Subsidiary of Company has an interest, have been made or acquired by Company in accordance with board of director-approved loan policies. As of the date hereof, each of Company and each Subsidiary of Company holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Company and each Subsidiary of Company are with full recourse to the borrowers, and each of Company and any Subsidiary of Company has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar applicable laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. All loans purchased or originated by Company or any Subsidiary of Company and subsequently sold by Company or any Subsidiary of Company have been sold without recourse to Company or any Subsidiary of Company and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of November 30, 2003 prepared by Company and each Subsidiary of Company, which reports include all loans delinquent or otherwise in default, have been furnished to Newco. True, correct and complete copies of the currently effective lending policies and practices of Company and each Subsidiary of Company also have been furnished or made available to Newco.

         (iii) Except as set forth at Section 3.1(x) of the Company Disclosure Schedule, each outstanding loan participation sold by Company or any Subsidiary of Company was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Company or any Subsidiary of Company) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Company or any Subsidiary of Company for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Company and any Subsidiary of Company have properly fulfilled in all material respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable regulatory requirements.

         (iv) Company and each Subsidiary of Company have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any material collateral securing any material loans made by it.

         (v) There is no material pending or threatened cancellation or reduction of any loan purchase commitment or other loan sale contract or arrangement to which Company or any of its Subsidiaries is a party, and the obligations of Company and its Subsidiaries under each such commitment, contract or arrangement are being performed by Company or its applicable Subsidiaries in accordance with its terms in all material respects.

      (y) REAL PROPERTY.

         (i) Section 3.1(y)(i) of the Company Disclosure Schedule sets forth a list of all real property owned by each of Company and its Subsidiaries (the "OWNED PROPERTIES"), other than the Owned Properties identified in the Form 10-K for the year ended December 31, 2002 filed by Company with the SEC on March 28, 2003. Each of Company and its Subsidiaries has good title free and clear of all Liens to all Owned Properties, except for Company Permitted Liens.

         (ii) Section 3.1(y)(ii) of the Company Disclosure Schedule sets forth a list of each agreement pursuant to which Company or any of its Subsidiaries leases any real property (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "LEASES"), other than the Leases for which the subject property is identified in the Form 10-K for the year ended December 31, 2002 filed by Company with the SEC on March 28, 2003. A true and complete copy of each Lease has heretofore been made available to Newco. Each Lease is valid, binding and enforceable against Company or its applicable Subsidiary in accordance with its terms and is in full force and effect, except that (x) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. There are no defaults by Company or any of its Subsidiaries, as applicable, under any of the Leases, which, in the aggregate, would result in the termination of such Leases and a Material Adverse Effect on Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Leases, except for any such default that would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         (iii) The Owned Properties and the properties leased pursuant to the Leases (the "LEASED PROPERTIES") constitute all of the real estate on which Company and its Subsidiaries maintain their facilities or conduct their business as of the date of this Agreement, except for locations the loss of which would not constitute a Material Adverse Effect on Company. The Owned Properties and the Leased Properties are in compliance with all laws, except where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. Neither any agreement relating to the Owned Properties nor any of the Leases requires consent of any third party for the consummation of the transactions contemplated hereby except for (i) such consents which will be obtained prior to Closing and are listed in Section 3.1(y)(iii) to the Company Disclosure Schedule or (ii) such consents the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

         (iv) A true and complete copy of each agreement pursuant to which Company or any of its Subsidiaries leases real property to a third party (such agreements, together with any amendments, modifications and other supplements thereto, collectively, the "THIRD PARTY LEASES") has heretofore been made available to Newco. Each Third Party Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, except that (x) such enforceability may be subject to applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting creditors' rights generally and (y) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. To the knowledge of Company, there are no existing defaults by the tenant under any Third Party Lease, which, in the aggregate, would result in the termination of such Third Party Leases except for any such default that would not reasonably be expected to result in a Material Adverse Effect on Company. The consummation of the transactions contemplated by this Agreement will not cause defaults under the Third Party Leases, except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect on Company.

      (z) ADMINISTRATION OF ACCOUNTS. Company and each of its
Subsidiaries has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries, nor any of their directors, officers, agents or Employees, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Company.

      (aa) INTERNAL CONTROLS. None of Company or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its Subsidiaries or accountants except as would not, individually or in the aggregate, reasonably be expected to result in a materially adverse effect on the system of internal accounting controls described in the next sentence. Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

      (bb) RESERVES FOR LOSSES. All reserves or other allowances for possible losses reflected in Company's financial statements referred to in
Section 3.1(e) as of and for the year ended December 31, 2002 and the quarter ended September 30, 2003, as of the dates of such financial statements complied with the standards established by applicable Governmental Entities and were adequate under GAAP. Neither Company nor BSB Bank has been notified by the Federal Reserve, NYSBD, the FDIC or Company's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Company or BSB Bank, as the case may be, in establishing its reserves for the year ended December 31, 2002 and the quarter ended September 30, 2003, and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the Federal Reserve, NYSBD, the FDIC or Company's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Company. Company has previously furnished Newco with a complete list of all extensions of credit and other real estate owned ("OREO") that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Company agrees to update such list at the request of Parent (but no more frequently than monthly) after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with its terms. All OREO held by Company is being carried net of reserves at the lower of cost or net realizable value.

      (cc) RIGHTS AGREEMENT. The Board of Directors of Company has taken such action as is necessary to render the Series A junior participating preferred stock purchase rights of Company under the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

    3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth on the Disclosure Schedule delivered by the Parent Parties to Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, each of the Parent Parties, severally and not jointly, represents and warrants to Company as follows:

      (a) ORGANIZATION, STANDING AND CORPORATE POWER.

         (i) Parent is a federal corporation duly organized, validly existing and in good standing under federal law. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a savings and loan holding company with the Office of Thrift Supervision.

         (ii) SBU Bank is a federally chartered savings bank duly organized and validly existing and in good standing under the laws of the United States. Deposit accounts in SBU Bank are insured to the applicable limits by the FDIC through the BIF (as defined in Section 8.3) to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by SBU Bank. SBU Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on business as is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

         (iii) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Newco was organized to succeed to the rights and obligations of the MHC and Parent in connection with the Conversion and, upon completion of the Conversion, Newco will be duly registered as a savings and loan holding company under the HOLA.

         (iv) MHC is a federally chartered mutual holding company duly organized and validly existing and in good standing under the laws of the United States. MHC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

         (v) Prior to the date hereof, Parent has delivered or made available to Company complete and correct copies of the certificate of incorporation and by-laws or other organizational documents, as amended to date, of Parent, Newco, SBU Bank and MHC.

      (b) CAPITAL STRUCTURE.

         (i) The authorized capital stock of Parent consists of 35,000,000 shares of common stock, par value $0.10 per share ("PARENT COMMON STOCK"), of which 14,190,806 shares are outstanding, validly issued, fully-paid and non-assessable and free of preemptive rights, and 5,000,000 shares of preferred stock, par value $0.10 per share, none of which are outstanding. Neither Parent, SBU Bank nor Newco has or is bound by any rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Newco Common Stock, or any other security of Newco or any other securities representing the right to vote, purchase or otherwise receive any shares of Newco Common Stock, other than subscription rights issuable in connection with the Conversion or shares issuable under any stock option plans of Newco.

         (ii) The authorized capital stock of Newco consists of 190,000,000 shares of Newco Common Stock, none of which are outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding.

         (iii) Parent owns all of the capital stock of SBU Bank free and clear of any lien or encumbrance. Following completion of the Conversion, Newco will own all of the capital stock of SBU Bank free and clear of any lien or encumbrance. Except as disclosed in Section 3.2(b) of the Parent Disclosure Schedule, to the knowledge of Parent, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of five percent or more of the outstanding shares of Parent Common Stock.

      (c) AUTHORITY; NON-CONTRAVENTION; REGULATORY APPROVALS.

         (i) Parent, SBU Bank, Newco and MHC each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent, SBU Bank, Newco and MHC, by SBU Bank as the sole stockholder of Newco and by Parent as the sole stockholder of SBU Bank. Except for stockholder/member approvals in connection with the Conversion as described in the Plan of Conversion and the stockholder approval referred to in Section 3.2(g), no other corporate proceedings on the part of Parent, SBU Bank, Newco and MHC are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent, SBU Bank, Newco and MHC and (assuming due authorization, execution and delivery by Company) constitutes the legal, valid and binding obligations of Parent, SBU Bank, Newco and MHC, enforceable against Parent, SBU Bank, Newco and MHC in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

         (ii) SBU Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of SBU Bank and by Parent as the sole stockholder of SBU Bank. All corporate proceedings on the part of SBU Bank necessary to consummate the transactions contemplated thereby have been taken. The Bank Merger Agreement, upon execution and delivery by SBU Bank, will be duly and validly executed and delivered by SBU Bank and will (assuming due authorization, execution and delivery by BSB Bank) constitute a valid and binding obligation of SBU Bank, enforceable against SBU Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (iii) Neither the execution and delivery of this Agreement by Parent, SBU Bank, Newco or MHC, or the Bank Merger Agreement by SBU Bank, nor the consummation by Parent, SBU Bank, Newco or MHC, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Parent, SBU Bank, Newco or MHC with any of the terms or provisions hereof or thereof, will (A) subject to the governmental filings and other matters referred to in
Section 3.2(c)(iv), violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Parent, SBU Bank, Newco or MHC, or any of their respective Subsidiaries, as the case may be, or (B) assuming that the consents and approvals referred to in Section 3.2(c)(iv) are duly obtained, (x) violate any Laws applicable to Parent, SBU Bank, Newco or MHC or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent, SBU Bank, Newco or MHC under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, SBU Bank, Newco or MHC is a party, or by which they or any of their respective properties or assets may be bound or affected.

         (iv) Except for (i) all regulatory and stockholder/member approvals in connection with the Conversion as described in the Plan of Conversion and the stockholder approval referred to in Section 3.2(g), (ii) the Bank Regulatory Approvals, (iii) the filing by the applicable Parent Parties of (A) the Form S-4 with the SEC in connection with the registration under the Securities Act of the shares of Newco Common Stock to be issued in the Merger, and including the proxy statement and other proxy solicitation materials of Parent constituting a part thereof, and the declaration of effectiveness of the Form S-4 by the SEC, and
(B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Company and its Subsidiaries do business or state securities or "blue sky" laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent, SBU Bank, Newco and MHC of this Agreement, (2) the consummation by the Parent Parties of the Merger and the other transactions contemplated hereby,
(3) the execution and delivery by SBU Bank of the Bank Merger Agreement, and (4) the consummation by SBU Bank of the Bank Combination and the other transactions contemplated thereby, except for such consents, approvals or filings the failure of which to be obtained will not have a Material Adverse Effect on the ability of Parent, SBU Bank, Newco or MHC, as the case may be, to consummate the transactions contemplated thereby, provided that none of the Parent Parties make any representation or warranty with respect to filings or other actions to be taken or required to be taken by Company or its Subsidiaries in respect of consents or approvals required in connection with the transactions contemplated hereby.

         (v) Parent, SBU Bank, Newco and MHC hereby represent to Company that they have no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.2(c)(iv), or any required in connection with the consummation of the transactions contemplated by the Plan of Conversion, cannot be obtained or granted on a timely basis.

      (d) PARENT DOCUMENTS; UNDISCLOSED LIABILITIES.

         (i) Since February 14, 2003, Parent and each of its Subsidiaries subject to reporting under Section 13 or Section 15(d) of the Exchange Act have filed all required reports with the SEC and all required schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (collectively, the "PARENT SEC DOCUMENTS"). As of their respective filing dates, (i) except as set forth in Section 3.2(d) of the Parent Disclosure Schedule, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and (ii) none of the Parent SEC Documents as of its date, except as amended or supplemented by a subsequent Parent Filed SEC Document (as defined in Section
3.2 (l)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Parent SEC Document filed subsequent to the date hereof will contain as of its date, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that, with respect to any filing made on or after the date hereof in connection with the transactions contemplated hereby, neither Parent nor any of its Subsidiaries subject to reporting under Section 13 or Section 15(d) of the Exchange Act makes any representation or warranty with respect to information regarding or supplied for inclusion in such filing by Company).

         (ii) The financial statements of Parent and its consolidated Subsidiaries included in the Parent SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of unaudited statements, to the absence of footnotes and to recurring year-end audit adjustments normal in nature and amount).

         (iii) Except (A) as reflected in Parent's unaudited balance sheet as of November 30, 2003 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (B) for liabilities incurred in the ordinary course of business consistent with past practice since November 30, 2003 or in connection with this Agreement or the transactions contemplated hereby, Parent and its Subsidiaries, taken as a whole, do not have any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise.

         (iv) The Parent Parties' books and records fairly reflect in all material respects the transactions to which each of the Parent Parties is a party or by which any of the Parent Parties' properties or assets are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements.

      (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Newco in writing specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and through the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation or warranty is made by Newco with respect to statements made or incorporated by reference therein based on information supplied by Company specifically for inclusion or incorporation by reference in the Form S-4.

      (f) BROKERS. NO BROKER, investment broker, financial advisor or other Person is entitled to a broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except a fee to be paid to Sandler O'Neill & Partners, L.P. ("SOP"), as financial advisor to Parent and Newco.

      (g) VOTING REQUIREMENTS. The affirmative vote of a majority of the outstanding shares of Parent Common Stock issued and outstanding and entitled to vote with respect to this Agreement and the Conversion is the only vote of the holders of any class or series of Parent's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

      (h) OPINIONS OF FINANCIAL ADVISOR. Parent has received the written opinion of SOP dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the stockholders of Parent (the "SOP OPINION") and SOP has consented to the inclusion of the SOP Fairness Opinion in the Form S-4.

      (i) TAX MATTERS. For purposes of this Section 3.2(i) any reference to Parent, SBU Bank or the Parent Parties shall be deemed to include a reference to such persons' predecessors, except where inconsistent with the language of this Section 3.2(i).

         (i) As of the date hereof, none of the Parent Parties have taken or agreed to take any action, have failed to take any action or know of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

         (ii) Each of Parent and SBU Bank has (A) timely filed (or there have been timely filed on Parent's or SBU Bank's behalf) with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by Parent or SBU Bank (giving effect to all extensions), all of which are true, correct and complete in all material respects; (B) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes required to be paid by it and (C) made adequate provision in accordance with GAAP in all material respects (or adequate provision in accordance with GAAP in all material respects has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in Parent's audited consolidated balance sheet as of December 31, 2002 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate in accordance with GAAP in all material respects to cover all Taxes accrued or accruable through the date thereof.

         (iii) Neither Parent nor SBU Bank has received any written notice of deficiency or assessment from any Governmental Entity for any material amount of Tax that has not been fully settled or satisfied.

         (iv) Neither Parent nor SBU Bank has been a party to a "listed transaction" or other "reportable transaction" within the meaning of Treasury Regulations section 1.6011-4(b)(2).

         (j) COMPLIANCE WITH APPLICABLE LAWS.

         (i) Section 3.2(j) of the Parent Disclosure Schedule sets forth a true and complete listing of all states in which the Parent Parties are licensed to conduct business. To the knowledge of Parent, each of the Parent Parties and their respective employees hold all material permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities (the "PARENT PERMITS") that are required for the operation of the respective businesses of the Parent Parties as presently conducted. To the knowledge of Parent, each of the Parent Parties is, and for the last five years has been, in compliance with the terms of such Parent Permits and all such Parent Permits are in full force and effect and no suspension, modification or revocation of any such Parent Permit is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, do grounds exist for any such action, except where non-compliance or such suspension, modification or revocation would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on any Parent Party.

         (ii) Except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on any Parent Party, to the knowledge of Parent, each of the Parent Parties is, and for the last five years has been, in compliance with all applicable statutes, laws, regulations, ordinances, permits, rules, judgments, orders, decrees or arbitration awards of any Governmental Entity applicable to such Parent Party.

         (iii) None of the Parent Parties is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any written (or, to the knowledge of Parent, unwritten) order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of (in each case other than orders, directives, supervisory letters and the like of general application) any Governmental Entity that restricts in any respect the conduct of its business or, that in any manner currently relates to its capital adequacy, its policies, its management or its business (each, a "PARENT REGULATORY AGREEMENT"), nor has any Parent Party or its respective Subsidiaries or Affiliates (A) to its knowledge, been advised since January 1, 2001 by any Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement or (B) had knowledge of any pending or threatened investigation by any Governmental Entity. None of the Parent Parties are in breach or default under any Parent Regulatory Agreement in any material respect. Prior to the date hereof, the Parent Parties have made available to Company true and complete copies of all Parent Regulatory Agreements.

         (iv) Except for filings with the SEC, which are the subject of Section 3.2(d), since January 1, 2001, each of the Parent Parties has timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Entity (the "OTHER PARENT DOCUMENTS"), and have timely paid all fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on any such Parent Party. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of any of the Parent Parties. Parent has delivered or made available to Company a true and complete copy of each material Other Parent Document requested by Company.

         (v) None of the Parent Parties, nor any of their respective directors, officers or Employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable laws or regulations which would be required to be disclosed in any Other Parent Document except as disclosed therein, and no such disciplinary proceeding or order is pending, nor to the knowledge of Parent threatened, except where non-disclosure, or such preceding or order, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

         (vi) SBU Bank is "well-capitalized" and "well managed" under applicable regulatory definitions, and its examination rating under the Community Reinvestment Act of 1977 is "satisfactory."

         (vii) Neither Parent or any of its Affiliates, nor, to the knowledge of Parent, any "affiliated person" (as defined in the Investment Company Act) of Parent or any of its Affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act of 1940 to act as, or subject to any disqualification which would form a reasonable basis for any denial, suspension or revocation of the registration of or licenses or for any limitation on the activities of Parent or any of its Affiliates as, an investment advisor (or in any other capacity contemplated by said Act) to a registered investment company. Neither Parent nor any of its Affiliates, nor to the knowledge of Parent, any "associated person of a broker or dealer" (as defined in the Exchange Act) of Company or any of its Affiliates, is ineligible pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer or is subject to a "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act or otherwise ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer.

         (viii) The business and operations of Parent and of each of the Parent Parties through which Parent conducts its finance activities have been conducted in compliance with all applicable Finance Laws, and have complied with all applicable collection practices in seeking payment under any loan or credit extension of such Parent Parties, except in each case where non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. In addition, there is no pending or, to the knowledge of Parent, threatened charge by any Governmental Entity that any of the Parent Parties has violated any applicable Finance Laws, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

         (ix) Since January 1, 2001, none of the Parent Parties, nor to the knowledge of any other Person acting on behalf of any Parent Party that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws, has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any Unlawful Gains, nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on any Parent Party. Each of the Parent Parties that qualifies as a "financial institution" under the U.S. Anti-Money Laundering laws has, during the past three years, implemented such anti-money laundry mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering laws and the rules and regulations issued thereunder, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on any such Parent Party.

      (k) LITIGATION. Except as set forth in Section 3.2(k) of the Parent Disclosure Schedule, which contains a true and current (as of the date hereof) list of any pending and, to Parent's knowledge, threatened litigation, action, suit, proceeding, investigation or arbitration, no action, demand, charge, requirement or investigation by any Governmental Entity and no litigation, action, suit, proceeding, investigation or arbitration by any Person or Governmental Entity, in each case with respect to any of the Parent Parties or any of their respective properties or Permits, is pending or, to the knowledge of any Parent Party, threatened, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any such Parent Party.

      (l) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.2(l) of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Documents filed and publicly available prior to the date hereof ("PARENT FILED SEC DOCUMENTS"), since December 31 2002, the Parent Parties have conducted their respective businesses, in all material respects, only in the ordinary course of business consistent with past practice and (1) with respect to subsections (i), (iii), (iv), (v),
(vi) and (vii) (in the case of subsection (vii), as it pertains to subsection
(ii)) below, since December 31, 2002, and (2) with respect to subsections (ii) and (vii) (in the case of subsection (vii), as it pertains to such other subsections) below, from September 30, 2003 to the date hereof, there has not been:

         (i) any Material Adverse Change in Parent,

         (ii) any issuance of stock options to acquire shares of Parent Common Stock ("PARENT STOCK OPTIONS") or restricted shares of Parent Common Stock, or any other equity-based award, to any directors, officers, Employees or consultants of any of the Parent Parties (in any event identifying in Section 3.2(l) of the Parent Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances thereto since December 31, 2002),

         (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of the Parent Parties, other than regular quarterly cash dividends not in excess of $0.10 per share on Parent Common Stock, and other than dividends paid by any wholly owned Subsidiary of Parent to Parent or any other wholly owned Subsidiary of Parent,

         (iv) any split, combination or reclassification of any of Parent's capital stock, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Common Stock pursuant to Parent Stock Plans or upon the exercise of Parent Stock Options awarded prior to the date hereof in accordance with their present terms,

         (v) other than as described in Parent Filed SEC Documents, any change in any material respect in accounting methods, principles or practices by Parent affecting its assets, liabilities or business, including any reserving, renewal or residual method, or estimate of practice or policy, other than changes after the date hereof to the extent required by a change in GAAP or regulatory accounting principles,

         (vi) any material change in investment policies, or

         (vii) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

      (m) INTERNAL CONTROLS. None of the Parent or SBU Bank records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of it or its accountants except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the system of internal accounting controls described in the next sentence. Each of the Parent and SBU Bank has devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

        (n) Employee Benefit Plans.

         (i) For purposes of this Section 3.2(n), "PARENT PLANS" shall mean Parent's deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA; each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement or arrangement with any director or former director of Parent or any of its Subsidiaries or any employee or executive officer thereof and each other material employee benefit plan, fund or program, or arrangement applicable to current and former directors, executive officers or employees or Parent or any of its Subsidiaries, in each case that is sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries is a party for, the benefit of any current or former employee, executive officer or director of Parent or any of its Subsidiaries; each Parent Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code, being the "PARENT TITLE IV PLANS".

         (ii) All contributions required to have been made with respect to any Parent Plan have been paid when due, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

         (iii) Each Parent Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code, except insofar as the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

         (iv) The IRS has issued a favorable determination letter with respect to each Parent Plan intended to be "qualified" within the meaning of Section 401(a) of the Code that has not been revoked, and, to the knowledge of Parent, no circumstances exist that could adversely affect the qualified status of any such plan and the exemption under Section 501(a) of the Code of the trust maintained thereunder. Each Parent Plan intended to satisfy the requirements of
Section 510(c)(9) of the Code has satisfied such requirements in all material respects.

         (v) With respect to any Parent Title IV Plan to which Parent or any trade or business, whether or not incorporated, that together with Parent is a "single employer" within the meaning of Section 4001(b) of ERISA (a "PARENT ERISA AFFILIATE") made, or was required to make, contributions on behalf of any current or former employee or director during the five (5) year period ending on the last day of the most recent plan year ended prior to the date hereof, (a) no liability under Title IV or Section 302 of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, except where failure to satisfy such liability would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent, and (b) to the knowledge of Parent, no condition exists that presents a risk to Parent or any Parent ERISA Affiliate of incurring any such liability, other than liability for premiums due to the PBGC (which premiums have been paid when due), except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         (vi) The PBGC has not, to the knowledge of Parent, instituted proceedings to terminate any Parent Title IV Plan and, to the knowledge of Parent, no condition exists that presents a material risk that such proceedings will be instituted, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. No Parent Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA of Section 412 of the Code), whether or not waived, as of the last day of the most recently ended fiscal year, except insofar as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         (vii) There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Parent Plan by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits), except for claims which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent.

         (viii) No Parent Plan is a Multiemployer Plan or a Multiple Employer Plan. None of Parent and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of Parent and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

         (ix) There does not now exist, nor, to the knowledge of Parent, do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of Parent or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Parent nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

         (x) Section 3.2(n)(x) of the Parent Disclosure Schedule sets forth an accurate list of any Parent Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could reasonably be expected to (either along or in conjunction with any other event)
(A) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Parent or any of its Subsidiaries, or (B) limit the right of Parent or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Parent Plan or related trust.

      (o) LABOR MATTERS. There are no labor or collective bargaining agreements to which any Parent Party is a party. To the knowledge of Parent, there is no union organizing effort pending or threatened against any Parent Party. There is no labor strike, labor dispute (other than routine Employee grievances that are not related to union Employees), work slowdown, stoppage or lockout pending or, to the knowledge of Parent, threatened against any Parent Party. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against any Parent Party (other than routine Employee grievances that are not related to union Employees) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. The Parent Parties are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, except insofar as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

      (p) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent or any of its Subsidiaries, all Derivative Transactions entered into by Parent or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of all regulatory authorities, and in accordance with the investment, securities, commodities, risk management and other Policies, Practices and Procedures employed by such Parent Party, and were entered into with counter-parties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and each such Parent Party has duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to such

Parent Party's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      (q) LOAN PORTFOLIO; SERVICING.

         (i) All loans owned by any of the Parent Parties, or in which any of the Parent Parties has an interest, comply in all material respects with all applicable laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and all Finance Laws and other applicable consumer protection statutes and the regulations thereunder.

         (ii) All loans owned by any of the Parent Parties, or in which any of the Parent Parties has an interest, have been made or acquired by Parent in accordance with board of director-approved loan policies. As of the date hereof, each of the Parent Parties holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by each of the Parent Parties are with full recourse to the borrowers, and each of the Parent Parties has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar applicable laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. All loans purchased or originated by any of the Parent Parties and subsequently sold by any of the Parent Parties have been sold without recourse to any of the Parent Parties and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of September 30, 2003 prepared by each of the Parent Parties, which reports include all loans delinquent or otherwise in default, have been furnished to Company. True, correct and complete copies of the currently effective lending policies and practices of each of the Parent Parties also have been furnished or made available to Company.

         (iii) Each of the Parent Parties has properly perfected or caused to be properly perfected all security interests, liens, or other interests in any material collateral securing any loans made by it.

      (r) ADMINISTRATION OF ACCOUNTS. Each of the Parent Parties has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent. None of the Parent Parties, nor any of their directors, officers, agents or Employees, has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account, except for such breaches and failures to be true, correct and accurate which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

      (s) RESERVES FOR LOSSES. All reserves or other allowances for possible losses reflected in Parent's financial statements referred to in Section 3.2(d) as of and for the year ended December 31, 2002 and the quarter ended September 30, 2003, as of the date of such financial statements, complied with the standards established by applicable Governmental Entities and were adequate under GAAP. Parent has not been notified by the OTS, the FDIC or Parent's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Parent in establishing its reserves for the year ended December 31, 2002 and the quarter ended September 30, 2003 and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the OTS, the FDIC or Parent's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Parent. Parent has made available to Company a true and complete list of all extensions of credit and OREO that have been classified by any bank or trust examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Parent agrees to update such list at the request of Company (but no less frequently than monthly) after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with its terms. All OREO held by Parent is being carried net of reserves at the lower of cost or net realizable value.

      (t) ENVIRONMENTAL LIABILITY.

         (i) Each of Parent and its Subsidiaries is in material compliance with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling by each of Parent and its Subsidiaries of Hazardous Materials;

         (ii) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of Parent, threatened (or past or present actions or events that, to the knowledge of Parent, could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Parent or any Subsidiary of Parent has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor) with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by Parent or any Subsidiary of Parent, or to the knowledge of Parent, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by Parent or any Subsidiary of Parent;

         (iii) During the period of Parent's or any of its Subsidiaries' ownership or operation of any of its properties, there has not been any material release by Parent or any of its Subsidiaries of Hazardous Materials in, on, under or affecting any such property;

         (iv) To the knowledge of Parent, neither Parent nor any Subsidiary of Parent has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged material noncompliance as to any property securing such loan with any environmental law, rule or regulation or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

      (u) MERGER CONSIDERATION. Following the completion of the transactions contemplated by the Plan of Conversion and immediately prior to the Closing, Newco shall have sufficient immediately available cash on hand to fund the Cash Consideration and sufficient shares of Newco Common Stock reserved for issuance to the holders of Company Common Stock to provide the Stock Consideration in connection with the Merger, collectively to enable the Merger Consideration to be paid in full in accordance with the terms hereof.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

    4.1 CONDUCT OF BUSINESS BY COMPANY. Except (i) as set forth in Section
4.1 of the Company Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to by Parent in writing (which consent shall not be unreasonably withheld), or (iv) as required by applicable law or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, pay their respective debts and Taxes when due, pay or perform their other respective obligations when due, use all commercially reasonable efforts consistent with the other terms of this Agreement to preserve intact their current business organizations, and use all commercially reasonable efforts consistent with the other terms of this Agreement to keep available the services of their current officers and Employees and preserve their relationships with those Persons having business dealings with them, all with the goal of preserving unimpaired in all material respects their goodwill and ongoing businesses at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and Company shall meet on a reasonably regular basis to review the financial and operational affairs of Company and its Subsidiaries, in accordance with applicable law, and Company shall give due consideration to Parent's input on such matters, consistent with Section 4.4 hereof, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Parent, SBU Bank nor Newco shall under any circumstance be permitted to exercise control of Company prior to the Effective Time. Except as (i) expressly contemplated by this Agreement, (ii) disclosed in
Section 4.1 of the Company Disclosure Schedule, (iii) consented to by Parent in writing (which consent shall not be unreasonably withheld) or (iv) required by applicable law or regulation, after the date hereof Company shall not, and shall not permit any of its Subsidiaries to:

         (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Company to its parent, (x) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by Company not to exceed $0.25 per share on the Company Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by Company during its fiscal year ended December 31, 2002 and except that any Subsidiary of Company may declare and pay dividends and distributions to Company); provided, however, that under no circumstances shall Company declare, set aside or pay any dividends if it would result in the holders of Company Common Stock receiving more than four cash dividend payments in fiscal 2003 or more than one cash dividend payment per quarter in fiscal 2004, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock or other securities of Company or any of its Subsidiaries, or any rights, warrants or options to acquire any such shares or other securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

         (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (other than Company Permitted Liens) any shares of its capital stock, any other voting securities, including any restricted shares of Company Common Stock, or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including any Company Stock Options (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

         (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

         (iv) (A) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets except in the ordinary course of business consistent with past practice,
(B) open, close, relocate, purchase, lease, sell or acquire any banking or other offices, or file an application with a Governmental Entity pertaining to any such action or (C) enter into any new line of business;

         (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Company Permitted Liens) or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practices or enter into securitization transactions or create any security interest in such assets or properties (other than Company Permitted Liens);

         (vi) except for borrowings having a maturity of not more than thirty-six months under existing credit facilities (or renewals, extensions or replacements therefor that do not provide for any termination fees or penalties, prohibit pre-payments or require any pre-payment penalties, or contain any like provisions limiting or otherwise affecting the ability of Company or its applicable Subsidiaries or successors from terminating or pre-paying such facilities, or contain financial terms less advantageous than existing credit facilities, such existing credit facilities, and as they may be so renewed, extended or replaced, "CREDIT FACILITIES") that are incurred in the ordinary course of business consistent with past practice, or for borrowings under Credit Facilities or other lines of credit or refinancing of indebtedness outstanding on the date hereof in the ordinary course but in any event not to exceed $5,000,000 per transaction, and except for the incurring of deposit liabilities in the ordinary course of business consistent with past practice, incur any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any Person (other than Company or any wholly owned Subsidiary thereof), or, other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any Person other than its wholly owned Subsidiaries and as a result of ordinary advances and reimbursements to Employees and endorsements of banking instruments;

         (vii) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of Company for the taxable year ending December 31, 2002, except as required by changes in law or regulation;

         (viii) change in any material respects its investment or risk management or other similar policies of Company or any of its Subsidiaries;

         (ix) make, change or revoke any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

         (x) create, renew or amend, or take any other action that may result in the creation, renewal, or amendment, of any agreement or contract or other binding obligation of Company or its Subsidiaries containing (A) any restriction on the ability of Company and its

Subsidiaries, taken as a whole, to conduct its business as it is presently being conducted or (B) any restriction on Company or its Subsidiaries engaging in any type or activity or business;

         (xi) (A) incur any capital expenditures in excess of $25,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and listed in Section 4.1(xi) and other expenditures necessary (following consultation with Parent) to maintain existing assets in good repair or to pay applicable Taxes when due, (B) enter into any agreement obligating Company to spend more than $50,000 individually or in the aggregate, or (C) enter into any agreement, contract, lease or other arrangement of the type described in Section 3.1(f) or Section 3.1(y) of this Agreement except for any such agreements, contracts, leases or other arrangements (w) of the type described in Section 3.1(f)(i) to the extent not prohibited under
Section 4.1(vi) and to the extent not pursuant to any agreement containing provisions that restrict, or may restrict, the conduct of the business of the issuer thereof as currently conducted in a manner more adverse to Company than the current Credit Facilities, (x) of the type described in Section 3.1(f)(ii) to the extent not prohibited by Section 4.1(xi)(A) or (B), (y) of the type described in Section 3.1(f)(xii) or (xiv) and that is terminable on not less than 30 days' notice without penalty, but only following prior consultation with Parent, or (z) of the type described in Section 3.1(f)(xiii) to the extent required by the expiration of the term of an existing lease unless reasonably objected to by Parent;

         (xii) terminate, amend or otherwise modify, except in the ordinary course of business consistent with past practice, or knowingly violate the terms of, any of Company Material Contracts, any of the leases for the Leased Properties or the Third Party Leases or any other material binding obligations, and except for terminations, amendments or other modifications that would not result in the incurrence of additional costs or expenses, or in the loss of revenue, in excess of $50,000 on an annual basis in the aggregate, and are not made with respect to any of Company Material Contracts described in Section 3.1(f)(iii), (vi), (vii), (ix), (x), (xi) or (xv) (B);

         (xiii) except as required by agreements or instruments in effect on the date hereof, alter in any material respect, or enter into any commitment to alter in any material respect, any interest in any corporation, association, joint venture, partnership or business entity in which Company directly or indirectly holds any equity or ownership interest on the date hereof (other than any interest arising from any foreclosure, settlement in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice);

         (xiv) (A) grant to any current or former director, officer, Employee or consultant any increase in compensation, bonus or other benefits, except for any such salary, wage, bonus or benefit increases (x) as required from time to time by applicable law affecting wages, (y) as required by the terms existing prior to the date hereof of plans or arrangements described in Section 3.1(k) of the Company Disclosure Schedule, or (z) annual or merit-based compensation increases to Employees who are not executive officers undertaken in the ordinary course of business consistent with past practice, (B) grant to any such current or former director, officer, Employee or consultant any increase in severance or termination pay (other than as a result of compensation increases or payments permitted hereunder), (C) enter into, or amend, or take any action to clarify any provision of, any Plan or any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer, Employee or consultant, except as required by applicable law, (D) modify any Company Stock Option, (E) make any discretionary contributions to any pension plan, (F) hire any new employee at an annual compensation in excess of $30,000, (G) hire or promote any employee to a new rank having a title of vice president or other more senior rank or (H) accelerate the vesting or payment of compensation payable or benefits provided or to become payable or provided to any of current or former directors, officers, Employees, consultants or service providers or otherwise pay as compensation thereto any amounts, grant any awards or provide any benefits not otherwise due except to the extent expressly permitted above;

         (xv) except for loans made on terms generally available to the public and otherwise in compliance with applicable law, make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of Company or of any of its Subsidiaries;

         (xvi) agree or consent to any material agreement or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law or (ii) to effect the consummation of the transactions contemplated hereby;

         (xvii) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in an amount not in excess of $50,000 individually or in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

         (xviii) incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice (including its deposit pricing policies);

         (xix) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in the ordinary course of business consistent with past practice in connection with foreclosure, settlement in lieu of foreclosure, or troubled loan or debt restructuring;

         (xx) originate (i) any loans except in accordance with existing
Company lending policies and practices, (ii) residential mortgage loans in excess of $340,000, (iii) 30-year residential mortgage loans whose interest rate, terms, appraisal, and underwriting do not make them immediately available for sale in the secondary market, (iv) unsecured consumer loans in excess of $10,000, (v) commercial business loans (a) made to any borrower located outside of any county in which BSB Bank maintains a branch office or (b) in excess of $1,500,000 as to any loan or in the aggregate as to any related loans or loans to related persons, (vi) commercial real estate first mortgage loans (a) made upon the security of any property located outside of any county in which BSB Bank maintains a branch office or (b) in excess of $500,000 as to any loan or in the aggregate as to any related loans or loans to related borrowers, (vii) modifications and/or extensions of any commercial business or commercial real estate loans in the amounts set forth in items (v) and (vi) above;

         (xxi) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

         (xxii) issue any broadly distributed communication of a general nature to Employees (including general communications relating to benefits and compensation) without prior consultation with Parent and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Parent (which shall not be unreasonably delayed or withheld) or issue any broadly distributed communication of a general nature to customers without the prior approval of Parent (which shall not be unreasonably delayed or withheld), except for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

         (xxiii) without prior consultation with Parent: create, renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 3.1(o);

         (xxiv) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied;

         (xxv) take or cause to be taken any action or actions that, individually or in the aggregate, would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code;

         (xxvi) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

         (xxvii) make any investments, other than securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount of not more than $5,000,000, (iii) with a weighted average life of not more than five years and (iv) otherwise in the ordinary course of business consistent with past practice;

         (xxviii) make any investment in any equity or derivative securities, or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading;

         (xxix) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Hazardous Material; or

         (xxx) authorize, or commit or agree to take, any of the actions prohibited under Sections 4.1(i) through (xxix), unless otherwise permitted thereunder.

    4.2 ADVICE OF CHANGES. Except to the extent prohibited by applicable law or regulation, Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could have a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided further that a failure to comply with this Section 4.2 shall not constitute a failure to be satisfied of any condition set forth in Article VI unless the underlying untruth, inaccuracy, failure to comply or satisfy, or change or event would independently result in a failure to be satisfied of a condition set forth in
Article VI.

    4.3 No Solicitation by Company.

      (a) Except as otherwise provided in this Section 4.3, until the earlier of the Effective Time and the date of termination of this Agreement, neither Company, nor any of its

Subsidiaries or any of the officers, directors, agents, or representatives of it or its Subsidiaries (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined in this Section 4.3), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, (iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) Company Stockholders Meeting shall not have occurred, (ii) the Board of Directors of Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Company's stockholders under applicable law in light of a bona fide Company Takeover Proposal that has not been withdrawn, (iii) such Company Takeover Proposal was not solicited by it and did not otherwise result from a breach of this Section 4.3(a), and (iv) Company provides prior written notice to Parent of its decision to take such action, Company shall be permitted to (A) furnish information with respect to Company and any of its Subsidiaries to such Person pursuant to a customary confidentiality agreement consistent with the confidentiality agreement dated December 12, 2003 between Company and Parent (the "CONFIDENTIALITY AGREEMENT"), (B) participate in discussions and negotiations with such Person and (C) effect a Change in Company Recommendation (as defined below). For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any proposal or offer from any Person (other than from Parent and its Affiliates) relating to (A) any direct or indirect acquisition or purchase of
(x) assets of Company and its Subsidiaries that generate 20% or more of the net revenues or net income, or that represent 20% or more of the total assets, of Company and its Subsidiaries, taken as a whole, or (y) 20% or more of any class of equity securities of Company, (B) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of any equity securities of Company, or (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company (or any one or more Subsidiaries of Company, individually or taken together, whose business constitutes 20% or more of the net revenues, net income or total assets of Company and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

      (b) Except as expressly permitted by this Section 4.3 or Section
5.1(a) or (d), neither the Board of Directors of Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent and Newco, the approval of the Agreement, the Merger or Company Recommendation (as defined in Section 5.1(d)) or take any action or make any statement in connection with Company Stockholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "CHANGE IN THE COMPANY RECOMMENDATION"), or (ii) approve or recommend, or propose publicly to approve or recommend, or fail to recommend against, any Company Takeover Proposal.

      (c) In addition to the obligations of Company set forth in paragraphs (a) and (b) of this Section 4.3, Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal, and shall promptly (and in any event within 24 hours) provide a copy of any written request or Company Takeover Proposal to Parent. Company will keep Parent promptly informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

      (d) Nothing contained in this Section 4.3 shall prohibit Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a Change in company Recommendation or any other disclosure if, in the good faith judgment of the Board of Directors of Company, after consultation with outside counsel, failure so to disclose would violate its obligations under applicable law; provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in Company Recommendation unless the Board of Directors of Company reaffirms Company Recommendation in such disclosure.

    4.4 TRANSITION.

      (a) Commencing following the date hereof, Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to facilitate the integration of Company and its Subsidiaries, including BSB Bank, with the businesses of Parent, SBU Bank and Newco to be effective as of the Closing Date or such later date as may be determined by Parent.

      (b) Parent and Company agree to consult with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). Parent and Company shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as Parent shall reasonably request, provided that no such actions need be effected until Parent shall have irrevocably certified to Company that all conditions set forth in
Article VI to the obligation of any Parent Party to consummate the transactions contemplated hereby (other than the delivery of certificates to Newco by officers of the Company) have been satisfied or, where legally permissible, waived.

    4.5 NO FUNDAMENTAL CHANGES IN THE CONDUCT OF BUSINESS BY PARENT. Except
(i) as set forth in Section 4.5 of the Parent Disclosure Schedule, (ii) as otherwise expressly contemplated by this Agreement, (iii) as consented to by Company in writing, or (iv) as required by applicable law or regulation, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations. Except (i) as set forth in Section 4.5 of the Parent Disclosure Schedule, (ii) as consented to by Company in writing or required by applicable law or regulation or (iii) as otherwise expressly contemplated by this Agreement, none of the Parent Parties shall:

         (i) amend its certificate of incorporation or by-laws in any manner that would adversely affect the economic benefits of the Merger to the holders of Company Common Stock as contemplated hereby;

         (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or any equity securities of or by any other manner, any business or any Person, or otherwise acquire or agree to acquire any assets except (x) in the ordinary course of business consistent with past practice and
(y) for such acquisitions that would not reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement;

         (iii) change in any material respect its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including any reserving, renewal or residual method, practice or policy, in each case, in effect on the date hereof, except as required by changes in GAAP or regulatory accounting principles;

          (iv) agree or consent to any agreement or modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law, (ii) to effect the consummation of the transactions contemplated hereby, or (iii) as would not reasonably be expected to have a Material Adverse Effect;

          (v) knowingly take any action or knowingly fail to take any action which would result in any of the conditions of Article VI not being satisfied;

          (vi) take or cause to be taken any action or actions that, individually or in the aggregate, would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

          (vii) authorize, or commit or agree to take, any of the foregoing actions or any other action that would be reasonably likely to prevent any Parent Party from performing or would be reasonably likely to cause any Parent Party not to perform its covenants hereunder in all material respects.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 PREPARATION OF THE FORM S-4, PROXY STATEMENT; STOCKHOLDERS MEETING.


       (a) As promptly as practicable following the date of this Agreement, Newco and Company shall prepare, and Newco shall file with the SEC, the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of Newco and Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Proxy Statement to be cleared under the Exchange Act, as promptly as practicable after such filing. Without limiting any other provision hereinabove contained, the Form S-4 and the Proxy Statement will contain, without limitation, such information and disclosure reasonably requested by either Newco or Company so that (i) the Form S-4 conforms in both form and substance to the requirements of the Securities Act, and (ii) the Proxy Statement conforms in both form and substance to the requirements of the Exchange Act. Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective.

       (b) If at any time prior to the Effective Time there shall occur (i) any event with respect to Company or any of its Subsidiaries, or with respect to other information supplied by Company for inclusion in the Form S-4 or the Proxy Statement or (ii) any event with respect to Newco, or with respect to information supplied by Newco for inclusion in the Form S-4 or the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement to, the Form S-4 or the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Company.

       (c) Each of Company and Newco shall promptly notify the other of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and the other transactions contemplated hereby or for additional information and shall supply the other with copies of all correspondence between Company or any of its representatives, or Newco or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. Company and Newco shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Form S-4 and the Proxy Statement as promptly as practicable. Company and Newco shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Proxy Statement, and shall provide promptly to the other party any information such party may obtain that could necessitate amending any such document.

       (d) Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold Company Stockholders Meeting in accordance with the DGCL for the purpose of obtaining Company Stockholder Approval and subject to Section 4.3, the Board of Directors of Company shall recommend to Company's stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "COMPANY RECOMMENDATION"); provided, however, that Company's Board of Directors shall not be required to make such Company Recommendation to the extent that it is permitted to effect a Change in Company Recommendation pursuant to Section 4.3. Without limiting the generality of the foregoing, Company agrees that its obligations pursuant to the first sentence of this Section 5.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any Company Takeover Proposal. Notwithstanding any Change in Company Recommendation, unless otherwise directed in writing by Newco, this Agreement and the Merger shall be submitted to the stockholders of Company at Company Stockholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve Company of such obligation, provided, however, that if the Board of Directors of Company shall have effected a Change in Company Recommendation in accordance with this Agreement, then in submitting this Agreement to Company's stockholders, the Board of Directors of Company may submit this Agreement to Company's stockholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of Company may communicate the basis for its lack of a recommendation to Company's stockholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law. If required by applicable law or stock exchange requirements, or if Parent elects in its discretion to submit this Agreement to its stockholders or Newco stockholders for approval, Parent and/or Newco, as applicable, shall submit this Agreement to their respective shareholders for approval at a special meeting to be held as promptly as practicable following effectiveness of the Form S-4 and on the timing described in Section 5.1(e), and by approving execution of this Agreement the Board of Directors of Parent agrees that it shall, at the time any proxy statement soliciting approval of this Agreement and the transactions contemplated hereby is mailed to the stockholders of Parent, recommend that Parent's stockholders vote for such approval, and it shall cause the Board of Directors of Newco to recommend that Newco's stockholder vote for such approval; provided that Parent's determination as to whether it shall submit this Agreement to its and/or Newco's stockholders for approval shall be made prior to the initial filing of the Form S-4.

       (e) Company, Newco and Parent shall coordinate and cooperate with respect to the timing of their respective stockholders meeting, and shall use reasonable best efforts to hold each of such meetings within five business days of each other.

     5.2 ACCESS TO INFORMATION; CONFIDENTIALITY.

       (a) Subject to applicable law, each of Parent and Company shall, and shall cause its Subsidiaries and the respective officers, employees, accountants, counsel, financial advisors and other representatives of each such party, to afford each other party reasonable access during normal business hours during the period prior to the Effective Time to all its respective properties, books, contracts, commitments, personnel and records and, during such period, each party shall, and shall cause each of its Subsidiaries to, furnish promptly to each other party all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (a) a copy of each material report, schedule, registration statement and other document filed by it with any Governmental Entity and (b) the internal or external reports prepared by it and/or its Subsidiaries in the ordinary course that are reasonably required by the other party promptly after such reports are made available to such party's personnel. No review pursuant to this Section 5.2 shall affect any representation or warranty given by any party.

       (b) Each party will keep, and will cause its Subsidiaries, Affiliates,directors, officers, employees, agents and advisors (collectively, such party's "REPRESENTATIVES") to keep, all information and documents obtained from the other party or its Representatives pursuant to Section 5.2(a) or during the investigations leading up to the execution of this Agreement confidential unless such information (i) was already in the possession of the party receiving the information (the "RECEIVING PARTY"), provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or other direct or indirect obligation of secrecy to, the party disclosing the information or documents (the "DISCLOSING PARTY"), (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives or (iii) becomes available to the Receiving Party from a source other than the Disclosing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other direct or indirect obligation of secrecy to, the Disclosing Party. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the Disclosing Party which furnished the same or, with respect to information contained in analyses, compilations, studies or other documents or records prepared by the Receiving Party, destroyed (such destruction to be confirmed in writing if requested by the Disclosing Party). In the event that the Receiving Party or any of its Representatives become legally compelled to disclose any such information or documents, the Receiving Party agrees to provide, if practicable, the Disclosing Party with reasonable advance notice under the circumstances prior to any such disclosure to enable the Disclosing Party to seek a protective order or other appropriate remedy. In addition, each party may, at any time, with advance notice to the other party, make disclosures of such information and documents as may be required or requested by such party's applicable regulatory authorities. Notwithstanding anything herein to the contrary, any party to this Agreement (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure.

     5.3 REASONABLE BEST EFFORTS.

       (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement (including, in the case of MHC, Parent and Newco, the Conversion), including (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) publicly supporting this Agreement and the Merger and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

       (b) In connection with and without limiting the foregoing, Company shall (i) use its reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

       (c) In connection with and without limiting the foregoing, Parent shall use its reasonable best efforts to cause the Conversion to occur as promptly as practicable. In addition, Parent and Company shall use their respective reasonable best efforts prior to the Effective Time to effect upon the Effective Time, or as soon as reasonably practicable thereafter, the combination (the "BANK COMBINATION") of BSB Bank with SBU Bank, including causing such banks to enter into a customary plan of bank merger on terms and conditions reasonably satisfactory to each of the Company and Parent, which terms and conditions shall not conflict with any of the agreements set forth in this Agreement (the "BANK MERGER AGREEMENT"), obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities (including all applicable Bank Regulators(as defined in Section 8.3)) and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including all applicable Bank Regulators), with such Bank Combination to be effective immediately following the Effective Time or at such later time as Parent may determine.

     5.4 RULE 16B-3 ACTIONS. Newco and Company agree that, in order to most effectively compensate and retain Company Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under
Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock and Company Stock Options in connection with the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 5.4. Prior to the Effective Time, Company shall take all such steps as may be required to cause any dispositions of Company Common Stock or acquisitions of Newco Common Stock (including derivative securities with respect to Company Common Stock or Newco Common Stock) resulting from the transactions contemplated by Article I and II of this Agreement by each Company Insider to be exempt under Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. Assuming that Company delivers to Newco Company Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of Newco, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by Company Insiders (as defined below) of Newco Common Stock in exchange for shares of Company Common Stock pursuant to the transactions contemplated hereby, and to the extent such securities are listed in Company Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "COMPANY SECTION 16 INFORMATION" shall mean information accurate in all material respects regarding Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Newco Common Stock in the Merger. "COMPANY INSIDERS" shall mean those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company and, in with respect to the foregoing obligations of Newco, who are listed in Company Section 16 Information and who will be subject to the reporting requirements of Section 16(a) of the Exchange Act, immediately following the Effective Time, with respect to Newco.

     5.5 INDEMNIFICATION AND EXCULPATION.

       (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Company and its Subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any existing indemnification agreements or arrangements of Company and its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

       (b) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director, officer or employee of Company or any of its Subsidiaries or their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

       (c) Newco shall use its reasonable best efforts to cause the Indemnified Parties to be covered for a period of three years after the Effective Time by the directors' and officers' liability insurance policy currently maintained by Company, provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to the Indemnified Parties than such policy, with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such.

       (d) The provisions of this Section 5.5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and other Person named herein and his or her heirs and representatives.

     5.6 FEES AND EXPENSES. Except as otherwise provided in Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the filing and other fees paid to the SEC in connection with this Agreement and printing fees in connection with the Proxy Statement and the Form S-4 shall be borne by Newco.

     5.7 PUBLIC ANNOUNCEMENTS. Parent and Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may in good faith determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange and except for any discussions with rating agencies. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form heretofore agreed to by the parties.

     5.8 AFFILIATES. Concurrently with the execution of this Agreement, Company is delivering to Newco a written agreement substantially in the form attached as Exhibit B hereto of all of the Persons who are "affiliates" of Company for purposes of Rule 145 under the Securities Act. Each such affiliate, as of the date of this Agreement, is identified in Section 5.8 of the Company Disclosure Schedule. Section 5.8 of the Company Disclosure Schedule shall be updated by Company as necessary to reflect changes from the date hereof and Company shall use reasonable best efforts to cause each Person added to such schedule after the date hereof to deliver a similar agreement.

     5.9 STOCK EXCHANGE LISTING. Newco shall use its best efforts to cause the Newco Common Stock issuable under Article II to be approved for issuance on the Nasdaq National Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

     5.10 STOCKHOLDER LITIGATION. Each of Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement; provided, however, that this Section 5.10 will not require any party to take any action that would reasonably be expected to violate any law or result in the loss of the attorney-client or other material privilege.

     5.11 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality of information regarding Company or its Subsidiaries or which relates to securities of Company, other than client and customer agreements entered into by Company or its Subsidiaries in the ordinary course of business consistent with past practice. During such period, Company shall use reasonable best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

     5.12 EMPLOYEE BENEFITS.

       (a) Following the Closing, Newco shall use its reasonable best efforts to ensure that qualified branch-level employees of Company who are employed by Company and its Subsidiaries as of the Effective Time will remain employed in a comparable position on and immediately following the Closing Date; provided, however, that nothing in this Agreement will be deemed to be a guaranty of employment for any specified period and nothing herein will confer upon any Employee (other than the Key Employees (as defined in Section 8.3) any right of employment or any right under any specific benefit plan, program, policy or arrangement. All employees of Company who continue employment with Newco or any of its Subsidiaries as of the Effective Time shall be referred to as "CONTINUING EMPLOYEES".

       (b) A true and correct copy of Company's severance plan (the "COMPANY SEVERANCE PLAN") is included in Section 5.12(b) of the Company Disclosure Schedule. Newco agrees to honor all obligations under the Company Severance Plan for Continuing Employees (other than Continuing Employees who are party to an employment agreement with Parent entered into in connection with this Agreement) whose employment is terminated during the one-year period following the Effective Time, and the Company Severance Plan shall not be amended or modified during such one-year period.

       (c) After the Effective Time, except to the extent the Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation continues in effect any Company Plan providing benefits of a similar type, Continuing Employees will be eligible for the employee benefits and compensation that Parent, the Surviving Corporation or such Subsidiary of Parent or Surviving Corporation, as the case may be, provides to its employees generally and, except as otherwise required by this Agreement, on substantially the same terms and basis as is applicable to such employees, provided that nothing in this Agreement shall require any duplication of benefits. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, give Continuing Employees full credit for purposes of eligibility, vesting and benefit accruals (other than for purposes of benefit accruals under any defined benefit pension plan maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries) under any employee benefit and compensation plans (including the section 401(k) plan maintained by Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation), programs, or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation (other than any plan, program or arrangement that is frozen to new participants as of the date hereof or, prior to January 1, 2005, any employee stock ownership plan) for such Continuing Employees' service with Company or any Subsidiary of Company (or any predecessor entity) to the same extent recognized by Company and its Subsidiaries, except as may result in duplication of benefits.

       (d) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan providing similar benefits maintained for the Continuing Employees immediately prior to the Effective Time, and provide, for the year in which the Effective Time occurs (or the Continuing Employees' participation commences), credit under any such welfare plan for any co-payments, deductibles and out-of-pocket expenditures for the remainder of the coverage period during which any transfer of coverage occurs to the extent credited by Company or its Subsidiaries for such Continuing Employees as of immediately prior to the Effective Time (or the Continuing Employees' participation commences).

       (e) Parent, Newco and the Surviving Corporation shall honor all obligations under the employment and change-in-control agreements set forth in
Section 5.12(e) of the Company Disclosure Schedule, in each case except to the extent superseded by agreements entered into in connection with entering into this Agreement. For purposes of all Company plans and employment agreements containing "change in control" (or any derivation of such term) provisions, the transactions contemplated by this Agreement shall constitute a change in control.

     5.13 TAX MATTERS. Company and the Parent Parties shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of
Section 368(a) of the Code, and shall not take or cause to be taken any actions that, individually, or in the aggregate, would reasonably be likely to prevent the Merger from so qualifying. This Agreement is intended to constitute, and is hereby adopted as, a "plan of reorganization" within the meaning of Treas. Reg. Sec. 1.368-2(g).

     5.14 BOARD OF DIRECTORS. At or prior to the Effective Time, the Board of Directors of Newco shall take all action necessary to ensure that, effective immediately following the Effective Time and consistent with Section 1.6(a), (a) the size of the Newco Board of Directors shall be increased by an additional three directors and (b) each of the Company Designees shall be nominated for election and appointed to fill such vacancies; with William Craine being appointed to serve as the Chairman of the Newco Board of Directors.

     5.15 SUBSEQUENT FINANCIAL STATEMENTS. As soon as reasonably available, but in no event more than 30 days after the end of each calendar month following the date hereof and before the Closing Date, Company shall deliver to Parent the unaudited financial statements of Company as of the end of each such month.

     5.16 OTHER AGREEMENTS; MHC CONVERSION FROM MUTUAL TO STOCK FORM.
Commencing promptly after the date of this Agreement, MHC, Parent, Newco and SBU Bank will use reasonable best efforts to, and will take all reasonable steps necessary, to effect the Conversion. In addition, without limiting the generality of the foregoing, Parent and MHC shall cause the following to be done:

       (a) Parent will (i) as promptly as practicable after the Conversion Registration Statement (as defined in Section 8.3) is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold a special meeting of the stockholders of Parent for the purpose of approving the Conversion and the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of Parent, necessary or desirable (including, if required by law or the rule of any applicable stock exchange or stock market, the approval or adoption by such stockholders or by the stockholders of Newco of this Agreement and the transactions contemplated hereby, including any related issuance or sale of Newco Common Stock), and (ii) recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders.

       (b) MHC will (i) as promptly as practicable after the Conversion Registration Statement is declared effective by the SEC, and the requisite approvals from the Bank Regulators have been obtained, take all steps necessary to duly call, give notice of, convene and hold the Special Meeting of Depositors (as defined in the Plan of Conversion) for the purpose of approving the Plan of Conversion, and for such other purposes as may be, in the reasonable judgment of MHC, necessary or desirable, (ii) recommend to the Voting Depositors the approval of the aforementioned matters to be submitted by it to the Voting Depositors, and (iii) cooperate and consult with Company with respect to each of the foregoing matters.

       (c) MHC will use reasonable best efforts to prepare and file all regulatory applications required to be filed in connection with the Conversion.

       (d) Parent and Newco shall prepare as promptly as practicable, and Company shall cooperate in the preparation of, the Conversion Prospectus (as defined in Section 8.3). Such Conversion Prospectus shall be incorporated into the Conversion Registration Statement. Newco shall file the Conversion Registration Statement with the SEC as promptly as practicable. Newco shall use its reasonable best efforts to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

       (e) Company shall provide Parent and Newco with any information concerning it that Parent or Newco may reasonably request in connection with the Conversion Prospectus, and Parent shall notify Company promptly of the receipt of any comments of the SEC, the OTS and any other Bank Regulator with respect to the Conversion Prospectus and of any requests by the SEC, the OTS or any other Bank Regulator for any amendment or supplement thereto or for additional information, and shall promptly provide to Company copies of all correspondence between Newco or any representative of Newco and the SEC, the OTS or any other Bank Regulator. Newco shall give Company and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the OTS and any Bank Regulator and shall give Company and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the OTS and any Bank Regulator. Each of Parent, Newco and Company agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC, the OTS and any Bank Regulator and to cause the Conversion Prospectus and all required amendments and supplements thereto to be mailed to the Participants at the earliest practicable time.

       (f) Each party hereto shall promptly notify the other if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the parties shall cooperate in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and Newco shall file an amended Conversion Registration Statement with the SEC.

       (g) The aggregate price for which the shares of Newco Common Stock are sold to purchasers in the Conversion Offering shall be based on the Independent Valuation. The Independent Valuation shall be within the Appraised Value Range (as defined in the Plan of Conversion).

       (h) If any shares of Newco Common Stock that are offered for sale in the subscription offering that is conducted as part of the Conversion Offering remain unsold, then, at Parent's discretion, such shares may be issued to Company stockholders as part of the Merger Consideration if necessary to complete the Conversion.

         5.17 ACCOUNTANT'S COMFORT LETTER. Company shall use its reasonable best efforts to cause to be delivered to Newco a letter from its independent public accountants addressed to Newco, dated a date within two business days before the date on which the Form S-4 shall become effective, in form and substance reasonably satisfactory to Newco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.




                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

       (a) STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained and, if legally required, the approval of the stockholders of Parent and Newco.

       (b) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing provided for under Section 1.3, all consents, approvals and actions of, filings with and notices to any Bank Regulator and Governmental Entity required by Company, Parent, Newco or any of their Subsidiaries under applicable law or regulation to consummate the Conversion and the Merger and the other transactions contemplated hereby, shall have been obtained or made and shall remain in full force and effect, including approval of the Merger and, if so determined by Parent in a timely manner, the Bank Combination, by the applicable regulatory authorities and shall not include any condition or requirement, excluding standard conditions that are normally imposed by Bank Regulators or Governmental Entities in bank merger transactions and mutual-to-stock conversions that would not reasonably be expected to have a Material Adverse Effect on Parent or the Surviving Corporation (all such approvals and the expiration of all such waiting periods, the "REQUISITE REGULATORY APPROVALS").

       (c) OTHER THIRD PARTY APPROVALS. All other notices, consents or waivers from third parties (other than Governmental Employees) with respect to the transactions contemplated by this Agreement shall have been made or obtained except as would not reasonably be expected to have a Material Adverse Effect on Company or on Parent or Newco.

       (d) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or the Bank Combination.

       (e) FORM S-4; BLUE SKY LAWS. The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC, and Newco shall have received all approvals required under state securities or "blue sky" laws with respect to the Merger.

       (f) STOCK EXCHANGE LISTING. The shares of Newco Common Stock issuable to Company's stockholders as contemplated by Article II shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

       (g)      CONVERSION. Newco shall have consummated the Conversion.

     6.2 CONDITIONS TO OBLIGATIONS OF THE PARENT PARTIES. The obligation of Parent and Newco to effect the Merger is further subject to satisfaction or waiver of the following conditions:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of Company shall be deemed untrue and incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranties of Company, has had or would result in a Material Adverse Effect on Company, disregarding for these purposes
(x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Change", "Material Adverse Effect" or similar terms or phrases in any such representations or warranty; and Parent and Newco shall have received a certificate, dated the Closing Date, signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company, to such effect.

       (b) PERFORMANCE OF OBLIGATIONS OF COMPANY. Company shall have performed in all material respects its obligations required to be performed by it at or prior to the Closing Date under this Agreement; and Parent and Newco shall have received a certificate, dated the Closing Date, signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company, to such effect.

       (c) NO MATERIAL ADVERSE EFFECT. From and after the date hereof, no event shall have occurred or circumstance shall have arisen that, individually or in the aggregate, shall have had or shall reasonably be likely to have a Material Adverse Effect on Company or any of its Subsidiaries.

       (d) FEDERAL TAX OPINION. Newco shall have received the opinion of Hogan & Hartson L.L.P., in form and substance reasonably satisfactory to Newco, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Company and the Parent Parties, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.2(e), Hogan & Hartson L.L.P. may require and rely upon representations contained in certificates of officers of Company and the Parent Parties.

     6.3 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

       (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Parent Parties set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of any Parent Party shall be deemed untrue and incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representations or warranties of any Parent Party, has had or would result in a Material Adverse Effect on any Parent Party, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Change", "Material Adverse Effect" or similar terms or phrases in any such representations or warranty; and Company shall have received a certificate, dated the Closing Date, signed on behalf of the Parent Parties by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect. Notwithstanding anything to the contrary set forth in this Section 6.3(a), the representation and warranty set forth in Section 3.2(u) shall be true and correct in all respects.

       (b) PERFORMANCE OF OBLIGATIONS. Each of the Parent Parties shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and Company shall have received a certificate, dated the Closing Date, signed on behalf of the Parent Parties by the Chief Executive Officer and the Chief Financial Officer of Parent, to such effect.

       (c) DEPOSIT OF MERGER CONSIDERATION. Newco shall have deposited with the Exchange Agent sufficient cash and certificates representing sufficient shares of Newco Common Stock to pay the aggregate Merger Consideration, and the Exchange Agent shall have certified to the Company its receipt of such sufficient cash and shares.

       (d) FEDERAL TAX OPINION. Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Company, dated the Closing Date, rendered on the basis of facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Company and the Parent Parties, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 6.3(d), Wachtell, Lipton, Rosen & Katz may require and rely upon representations contained in certificates of officers of Company and the Parent Parties.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after Company Stockholder Approval (the party desiring to terminate this Agreement pursuant to clause (b), (c), (d) or (e) below shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected:

       (a)      by mutual written consent of Parent and Company;

       (b)      by either Parent or Company:

          (i) if the Merger shall not have been consummated by the date that is 12 months following the date hereof (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) if Company Stockholder Approval shall not have been obtained at Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

          (iii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this
Section 7.1(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

          (iv) if any Governmental Entity that must grant a Requisite Regulatory Approval required to complete the Merger has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable;

       (c) by Parent, if (i) Company shall have failed to make the Company Recommendation in the Proxy Statement, (ii) Company shall have effected a Change in Company Recommendation or (iii) Company shall have breached its obligations under this Agreement by reason of a failure to call or convene Company Stockholders Meeting in accordance with Section 5.1(d);

       (d) by Parent, if Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by Company or is not cured within 30 days of written notice thereof; or

       (e) by Company, if any Parent Party shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by such Parent Party or is not cured within 30 days of written notice thereof.

     7.2 EFFECT OF TERMINATION.

       (a) In the event of termination of this Agreement by either Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Company, other than that the provisions of Section 5.2(b), Section 5.6, this
Section 7.2 and Article VIII shall survive such termination indefinitely or otherwise in accordance with their terms, provided, however, that nothing herein shall relieve any party from any liability for any willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

       (b) (i) In the event that (A) a Company Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or Company pursuant to Section 7.1(b)(ii), by Parent pursuant to Section 7.1(c), or by Parent pursuant to Section 7.1(d) as a result of a willful breach by Company and (B) prior to the date that is 12 months after the date of such termination Company consummates a Company Takeover Proposal or enters into any definitive acquisition agreement (a "COMPANY ACQUISITION AGREEMENT") related to any Company Takeover Proposal, then Company shall: (x) in the case of a termination pursuant to Section 7.1(b)(ii), 7.1(c)(i) or 7.1(c)(ii), on the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $8,000,000 by wire transfer of same day funds, and on the date such Company Takeover Proposal is consummated, pay Parent a fee equal to $8,000,000 by wire transfer of same day funds; (y) in the case of a termination pursuant to Section 7.1(c)(iii) or 7.1(d) as a result of a willful breach by Company, on the date such Company Takeover Proposal is consummated or such Company Acquisition Agreement is entered into, pay Parent a fee equal to $16,000,000 by wire transfer of same day funds.

          (ii) For purposes of this Section 7.2(b), a "PRE-TERMINATION TAKEOVER PROPOSAL EVENT" shall be deemed to occur if, after the date hereof and prior to the event giving rise to the right to terminate this Agreement, a bona fide Company Takeover Proposal shall have been made known to Company or any of its Subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal, and such Company Takeover Proposal or public announcement shall not have been irrevocably withdrawn not less than five business days prior to Company

Stockholders Meeting. Company acknowledges that the agreements contained in this
Section 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent Parties would not enter into this Agreement; accordingly, if Company fails promptly to pay the amount(s) due pursuant to this Section 7.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against Company for the fee set forth in this Section 7.2(b), Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

       (c) In the event that this agreement is terminated (x) by either party pursuant to Section 7.1(b)(i) and, as of the Termination Date, the conditions set forth in Section 6.1(g) shall not have been satisfied; (y) by either party pursuant to Section 7.1(b)(iv), provided that (1) the basis for such termination is the failure to receive a Requisite Regulatory Approval with respect to the Conversion or (2) the reason for the failure to receive a Requisite Regulatory Approval is not primarily attributable to Company; or (z) by the Company pursuant to Section 7.1(e) based on a breach by a Parent Party of its obligations under Section 5.3 or Section 5.16, then Parent shall pay to Company a fee equal to $8,000,000 by wire transfer of same day funds no later than the third business day after Company shall have delivered a notice of such termination to Parent. The Parent Parties acknowledge that the agreements contained in this Section 7.2(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay the amount(s) due pursuant to this Section 7.2(c), and, in order to obtain such payment, Company commences a suit which results in a judgment against Parent for the fee set forth in this Section 7.2(c), Parent shall pay to Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

     7.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after Company Stockholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

     7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and shall expire at the Effective Time and be of no further effect thereafter; provided, however, that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)      if to Parent, SBU Bank, Newco or MHC, to:

                SBU Bank
                233 Genesee Street
                Utica, New York
                Attn:  John A. Zawadzki

                with a copy (which shall not constitute notice) to:

                Hogan & Hartson L.L.P.
                Columbia Square
                555 Thirteenth Street, N.W.
                Washington, DC  20004-1109
                Attn:  Stuart G. Stein, Esq.

       and

       (b)      if to Company, to:

                BSB Bancorp, Inc.
                58-68 Exchange Street
                Binghamton, New York
                Attn: Howard W. Sharp

                with a copy (which shall not constitute notice) to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, New York 10019
                Attn: Lawrence S. Makow, Esq.


     8.3 DEFINITIONS.  For purposes of this Agreement:

       (a) an "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, that (x) any investment account advised or managed by such Person or one of its Subsidiaries or Affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such Person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an Affiliate of such Person.

       (b) "AFFILIATED PERSON" means any director, officer or five percent or greater stockholder of the referenced Person, spouse or other person living in the same household of such director, officer or stockholder, or any company, partnership or trust in which any of the foregoing persons is an officer, five percent or greater stockholder, general partner or five percent or greater trust beneficiary.

       (c) "BANK REGULATORS" means any federal or state banking regulator, including but not limited to the FDIC, the OTS, the NYSBD, and the Federal Reserve, which regulates SBU Bank or BSB Bank, or any of their respective holding companies or subsidiaries, as the case may be.

       (d)      "BIF" means the Bank Insurance Fund as administered by the FDIC.

       (e) "CONVERSION OFFERING" means the offering, in connection with the Conversion, of shares of Newco Common Stock in a subscription offering and, if necessary, a community offering and/or a syndicated community offering.

       (f) "CONVERSION PROSPECTUS" means a prospectus issued by Newco in connection with the Offering, that meets all of the requirements of the Securities Act, applicable state securities laws and banking laws and regulations. The Conversion Prospectus may be combined with (i) the Proxy Statement delivered to stockholders of Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and the offering of the Newco Common Stock to them as Merger Consideration, and (ii) the proxy statement delivered to Parent stockholders in connection with the solicitation of their approval of the Conversion and the Plan of Conversion.

       (g) "CONVERSION REGISTRATION STATEMENT" means the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Newco Common Stock to be offered and issued in connection with the Offering. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of Newco Common Stock to be offered and issued in connection with the Offering and to be offered to holders of Company Common Stock in connection with the Merger.

       (h) "EXCHANGE OFFERING" means the offer and issuance of Newco Common Stock, in connection with the Conversion, to the existing stockholders of Parent.

       (i) "GOVERNMENTAL ENTITY" means any (i) Federal, state, local, municipal or foreign government, (ii) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (iii) self-regulatory organization, administrative or regulatory agency, commission or authority.

       (i) "INDEPENDENT VALUATION" means the appraised pro forma market value of the Newco Common Stock issued in the Conversion, and any updates, as determined by the Independent Appraiser (as defined in the Plan of Conversion).

       (j) "KEY EMPLOYEE" means each of Howard W. Sharp, William M. Le Beau, and Randy J. Wiley.

       (k) "KNOWLEDGE" or "knowledge" means, (i) with respect to Company or its Subsidiaries, the knowledge of Company's executive officers and (ii) with respect to the Parent Parties, the knowledge of Parent's executive officers.

       (l) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with Company or any Parent Party, any change, effect, event, occurrence or state of facts that (1) is materially adverse to the business, financial condition or results of operations of such party and its consolidated subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general, (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting such Person to a materially greater extent than it affects other Persons in industries in which such Person competes, (iii) any change, effect, event or occurrence relating to the announcement hereof, (iv) any change in banking, savings association and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities and (v) any change in GAAP or regulatory accounting requirements applicable to banks, savings associations or their holding companies generally or (2) materially and adversely affects the ability of such party to timely consummate the transactions contemplated by this Agreement.

       (m) "MERGER REGISTRATION STATEMENT" means the Form S-4, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Newco Common Stock to be offered to holders of Company Common Stock in connection with the Merger. The Merger Registration Statement and the Conversion Registration Statement may be separate registration statements or may be combined in one registration statement that shall register shares of Newco Common Stock to be offered and sold in connection with the Offering and to be offered to holders of Company Common Stock in connection with the Merger.

       (n)      "OFFERING" means the Conversion Offering and the Exchange
Offering.

       (o) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

       (p) "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

     8.4 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, in the case of any agreement or instrument, such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and, in the case of statutes, such statutes as in effect on the date of this Agreement. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

     8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. A facsimile copy of a signature page shall be deemed to be an original signature page.

     8.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein), together with the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5, which shall inure to the benefit of and be enforceable by the Persons referred to therein, is not intended to confer upon any Person other than the parties any rights or remedies.

     8.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.9 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any Federal court located in the State of New York or any court of the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     8.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     8.12 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, Parent, SBU Bank, Newco, MHC and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                          PARENT:

                                          PARTNERS TRUST FINANCIAL GROUP, INC.

ATTEST:

By: /s/ STEVEN COVERT                  By:  /s/ JOHN ZAWADZKI
    ----------------------------            ----------------------------------
    Name:  Steven Covert                    Name:  John Zawadzki
    Title: Executive Vice President         Title: President & Chief Executive
           & Chief Financial Officer               Officer



                                          COMPANY:

                                          BSB BANCORP, INC.

ATTEST:

By: /s/ WILLIAM M. LEBEAU               By: /s/ HOWARD W. SHARP
    ----------------------------            ----------------------------------
    Name:  William M. LeBeau                Name:  Howard W. Sharp
    Title: Executive Vice President,        Title: President & Chief Executive
           Risk Management                         Officer




                                          NEWCO:

                                          WICKED ACQUISITION CORPORATION

ATTEST:

By: /s/ STEVEN COVERT                   By: /s/ JOHN ZAWADZKI
    ----------------------------            ----------------------------------
    Name:  Steven Covert                    Name:  John Zawadzki
    Title: Executive Vice President         Title: President & Chief Executive
           & Chief Financial Officer               Officer




                                          SBU BANK:

                                          SBU BANK

ATTEST:

By: /s/ STEVEN COVERT                   By: /s/ JOHN ZAWADZKI
    ----------------------------            ----------------------------------
    Name:  Steven Covert                    Name:  John Zawadzki
    Title: Executive Vice President         Title: President & Chief Executive
           & Chief Financial Officer               Officer

                                          MHC:

                                          PARTNERS TRUST, MHC

ATTEST:

By: /s/ STEVEN COVERT                   By: /s/ JOHN ZAWADZKI
    ----------------------------            ----------------------------------
    Name:  Steven Covert                    Name:  John Zawadzki
    Title: Executive Vice President         Title: President & Chief Executive
           & Chief Financial Officer               Officer

                                    EXHIBIT B
                                    ---------

                           FORM OF AFFILIATE AGREEMENT



See attached.

                                                                       EXHIBIT B
                                                                       ---------



                              AFFILIATES AGREEMENT


                  This AFFILIATES AGREEMENT, dated as of December __, 2003, is entered into by and between Wicked Acquisition Corporation, a Delaware corporation ("NEWCO"), and the stockholders of BSB Bancorp, Inc., a Delaware corporation ("COMPANY"), identified on Schedule I hereto (collectively, the "STOCKHOLDERS").

                  WHEREAS, Partners Trust Financial Group, Inc., a federal corporation ("PARENT"), SBU Bank, a federally chartered savings bank and majority owned subsidiary of Parent ("SBU BANK"), Newco, Partners Trust, MHC ("MHC"), and Company have entered into an Agreement and Plan of Merger, dated as of December 23, 2003 (the "AGREEMENT"), which is conditioned upon the execution of this Affiliates Agreement and which provides for, among other things, the merger of Company with and into Newco, with Newco being the surviving corporation (the "MERGER"); and

                  WHEREAS, in order to induce Newco to enter into and consummate the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement in his or her capacity as a stockholder of Company;

                  NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of Company Common Stock. Each Stockholder represents and warrants, severally as to such Stockholder only and not jointly, that the number of shares of Company common stock, par value $.01 per share ("COMPANY COMMON STOCK"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of Company Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of the holders of any or all classes or series of Company Common Stock called for the purpose (or in connection with any action taken by written consent), vote or cause to be voted all shares of Company Common Stock with respect to which such Stockholder has voting power (including the power to vote or to direct the voting of) whether owned as of the date hereof or hereafter acquired (the "SHARES") (i) in favor of the Agreement, the Merger and the other transactions contemplated by the Agreement and (ii) against any plan or proposal pursuant to which Company is to be acquired by or merged with, or pursuant to which Company proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than Newco or any affiliate thereof) or any other action that is inconsistent with the Agreement or the transactions contemplated thereby. Notwithstanding the foregoing, or any other provision of this Affiliates Agreement, Newco shall have no agreement, arrangement or understanding with any Stockholder as to directing the voting of any shares of Company Common Stock to the extent it would result in Newco, individually or with any of their Affiliates (as defined in the next sentence) or Associates (as defined in the next sentence) becoming the Beneficial Owner (as defined in the next sentence) of five percent or more of the Voting Stock (as defined in the next sentence) of Company. The terms "AFFILIATES", "ASSOCIATES", "BENEFICIAL OWNER", and "VOTING STOCK" are as defined or referenced in Article 14 of the Certificate of Incorporation of the Company. In determining which, if any, Stockholder with whom Newco shall have no agreement, arrangement or understanding as to directing the voting of any shares of Company Common Stock, reference shall be made to the Stockholders in order of the amount of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto, beginning with the Stockholder who reports the fewest number of shares, and continuing in ascending order therefrom.

                  (b) Each Stockholder hereby grants to Newco a proxy to vote such Stockholder's Shares as indicated Section 2(a) above. Such Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy. Such Stockholder hereby revokes any proxy previously granted by him or her with respect to the Shares.

                  (c) Prior to the Effective Time (as defined in the Agreement), except as otherwise expressly permitted hereby, such Stockholder shall not sell, pledge, transfer or otherwise dispose of his, her or its shares of Company Common Stock.

                  (d) Such Stockholder shall not in his or her capacity as a stockholder of Company directly or indirectly encourage or solicit, initiate or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Newco or an affiliate thereof) concerning any merger, sale of all or substantially all of the assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transaction involving Company or otherwise inconsistent with the Agreement or the transactions contemplated thereby. Nothing in this document shall impair such Stockholder's ability to act or omit to act in accordance with such Stockholder's fiduciary obligations, or to act or omit to act in any manner permitted by the Agreement, as a director of Company.

                  (e) Such Stockholder shall not, prior to the public release by Newco of an earnings report to its stockholders covering at least one month of operations after consummation of the Merger (the "RESTRICTED PERIOD"), sell, pledge, transfer or otherwise dispose of the shares of common stock, par value $.0001 per share (the "NEWCO COMMON STOCK"), of Newco.

                  (f) Such Stockholder shall comply with all applicable federal and state securities laws in connection with any sale of Newco Common Stock received in exchange for Company Common Stock in the Merger, including the trading and volume limitations as to sales by affiliates contained in Rule 145 under the Securities Act of 1933, as amended.

         3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his or her shares of Company Common Stock only with the prior written consent of Newco and if the acquirer of such Company Common Stock agrees in writing to be bound by this Affiliates Agreement.

         4. Termination. The parties agree and intend that this Affiliates Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Affiliates Agreement are inadequate. This Affiliates Agreement may be terminated at any time prior to the consummation of the Merger by the written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to Newco and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. Governing Law. This Affiliates Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Affiliates Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Affiliates Agreement.

         9. Regulatory Approval. If any provision of this Affiliates Agreement requires the approval of any regulatory authority in order to be enforceable, then such provision shall not be effective until such approval is obtained; provided, however, that the foregoing shall not affect the enforceability of any other provision of this Affiliates Agreement.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Newco, by a duly authorized officer, and each of the Stockholders have caused this Affiliates Agreement to be executed and delivered as of the day and year first above written.



WICKED ACQUISITION CORPORATION


By:
       ----------------------------------------------
       Name:
                -------------------------------------
       Title:
                -------------------------------------



STOCKHOLDERS:


-----------------------------------             --------------------------------

-----------------------------------             --------------------------------

-----------------------------------             --------------------------------

-----------------------------------             --------------------------------

-----------------------------------             --------------------------------

-----------------------------------             --------------------------------

-----------------------------------             --------------------------------

-----------------------------------             --------------------------------


                                [SIGNATURE PAGE]

                                   SCHEDULE I



NAME AND ADDRESS OF STOCKHOLDER                 NUMBER OF SHARES OF COMPANY
                                                COMMON STOCK BENEFICIALLY
                                                OWNED